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                                                                    EXHIBIT 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                 )        Chapter 11
                                       )
DVI, INC.,                             )        Case Nos. 03-12656 through
DVI FINANCIAL SERVICES INC., and       )                  03-12658 (MFW)
DVI BUSINESS CREDIT CORPORATION,       )        Jointly Administered

      Debtors.

--------------------------------------

          FIRST AMENDED JOINT PLAN OF LIQUIDATION OF DVI, INC., ET AL.

David S. Heller, Esq.
Josef S. Athanas, Esq.
LATHAM & WATKINS LLP
Suite 5800 Sears Tower
233 South Wacker Drive
Chicago, Illinois 60606
(312) 876-7700

-and-

Raymond H. Lemisch, Esq.
ADELMAN LAVINE GOLD & LEVIN, a Professional Corporation
The Citizens Bank Center
919 North Market Street, Ste. 710
Wilmington, DE  19801-1292

302-654-8200

Attorneys for the Debtors and
Debtors-in-Possession

                                                          Dated: October 8, 2004
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                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION.................................................     2
     A.  Scope of Definitions...................................................................................     2
     B.  Definitions............................................................................................     3
         1.1   9-7/8% Senior Notes..............................................................................     3
         1.2   9-7/8% Senior Notes Claims.......................................................................     3
         1.3   9-7/8% Senior Notes Indenture....................................................................     3
         1.4   7-1/2% Subordinated Notes........................................................................     3
         1.5   7-1/2% Subordinated Notes Claims.................................................................     3
         1.6   7-1/2% Subordinated Notes Purchase Agreement.....................................................     3
         1.7   9-1/8% Subordinated Notes........................................................................     4
         1.8   9-1/8% Subordinated Notes Claims.................................................................     4
         1.9   9-1/8% Subordinated Notes Exchange Agreement.....................................................     4
         1.10  Ableco...........................................................................................     4
         1.11  Administrative Claim.............................................................................     4
         1.12  Administrative Claims Bar Date...................................................................     4
         1.13  Allowed [     ] Claim or Allowed [     ] Interest................................................     5
         1.14  Allowed 9-7/8% Senior Notes Claims...............................................................     5
         1.15  Allowed 7-1/2% Subordinated Notes Claims.........................................................     5
         1.16  Allowed 9-1/8% Subordinated Notes Claims.........................................................     5
         1.17  Allowed Claim or Allowed Interest................................................................     5
         1.18  Allowed Subordinated Unsecured Claims............................................................     5
         1.19  Allowed U.S. Bank Secured Claim..................................................................     6
         1.20  Allowed U.S. Bank Unsecured Claim................................................................     6
         1.21  Amended DIP Credit Agreement.....................................................................     6
         1.22  Amended DIP Facility.............................................................................     6
         1.23  Amended DIP Facility Order.......................................................................     6
         1.24  Assets...........................................................................................     6
         1.25  Asset Management Agreement.......................................................................     7
         1.26  Asset Manager....................................................................................     7
         1.27  Available Cash...................................................................................     7
         1.28  Bankruptcy Code..................................................................................     7
         1.29  Bankruptcy Court.................................................................................     7
         1.30  Bankruptcy Rules.................................................................................     7
         1.31  Bar Date.........................................................................................     8
         1.32  Beneficial Interest..............................................................................     8
         1.33  Beneficiary or Beneficiaries.....................................................................     8
         1.34  BMO Claim........................................................................................     8
         1.35  Business Day.....................................................................................     8
         1.36  Cash.............................................................................................     8
         1.37  Chapter 11 Cases.................................................................................     8
         1.38  Claim............................................................................................     8
         1.39  Class............................................................................................     8
         1.40  Company..........................................................................................     8
         1.41  Confirmation.....................................................................................     8

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
         1.42   Confirmation Date...............................................................................     9
         1.43   Confirmation Hearing............................................................................     9
         1.44   Confirmation Order..............................................................................     9
         1.45   Creditor........................................................................................     9
         1.46   Creditor Cash...................................................................................     9
         1.47   Creditors' Committee............................................................................     9
         1.48   Creditor Financial Reporting Claims.............................................................     9
         1.49   Debtor(s).......................................................................................     9
         1.50   Deficiency Claims...............................................................................     9
         1.51   DIP Agents......................................................................................    10
         1.52   DIP Credit Agreement............................................................................    10
         1.53   DIP Facility....................................................................................    10
         1.54   DIP Facility Claims.............................................................................    10
         1.55   DIP Facility Order..............................................................................    10
         1.56   DIP Lenders.....................................................................................    10
         1.57   DIP Liens.......................................................................................    10
         1.58   Disclosure Statement............................................................................    10
         1.59   Disputed Claim or Disputed Interest.............................................................    10
         1.60   Disputed Claims Reserve.........................................................................    11
         1.61   Distribution Record Date........................................................................    11
         1.62   DVI.............................................................................................    11
         1.63   DVIBC...........................................................................................    11
         1.64   DVIFS...........................................................................................    11
         1.65   Effective Date..................................................................................    11
         1.66   Effective Date Distribution.....................................................................    11
         1.67   Entity..........................................................................................    11
         1.68   Estates.........................................................................................    11
         1.69   Face Amount.....................................................................................    11
         1.70   Federal Bankruptcy Rule(s)......................................................................    12
         1.71   Fee Order.......................................................................................    12
         1.72   File or Filed...................................................................................    12
         1.73   Final Distribution..............................................................................    12
         1.74   Final Distribution Date.........................................................................    12
         1.75   Final Order.....................................................................................    12
         1.76   Final Tax Day...................................................................................    13
         1.77   General Secured Claims..........................................................................    13
         1.78   General Secured Claim Liens.....................................................................    13
         1.79   General Unsecured Claims........................................................................    13
         1.80   Gross Litigation Proceeds.......................................................................    13
         1.81   Gross Sale Proceeds.............................................................................    13
         1.82   GSCP............................................................................................    13
         1.83   Impaired........................................................................................    13
         1.84   Indemnification Claims..........................................................................    13
         1.85   Indenture Trustee...............................................................................    14
         1.86   Indenture Trustee's Expenses....................................................................    14
         1.87   Initial Litigation Funding Amount...............................................................    14

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
         1.88   Intercompany Claims............................................................................     14
         1.89   Interest.......................................................................................     14
         1.90   Interests Securities Claims....................................................................     14
         1.91   IRC............................................................................................     15
         1.92   Lien...........................................................................................     15
         1.93   Liquidating Trust..............................................................................     15
         1.94   Liquidating Trustee............................................................................     15
         1.95   Liquidating Trust Agreement....................................................................     15
         1.96   Liquidating Trust Committee....................................................................     15
         1.97   Litigation Claims..............................................................................     15
         1.98   Litigation Fund................................................................................     16
         1.99   Litigation Fund Payments.......................................................................     16
         1.100  Litigation Proceeds............................................................................     16
         1.101  Merrill Lynch Criticized Assets................................................................     17
         1.102  Net Creditor Proceeds..........................................................................     17
         1.103  Net Litigation Proceeds........................................................................     17
         1.104  Net Preference Recoveries......................................................................     17
         1.105  Net Sale Proceeds..............................................................................     17
         1.106  Noteholder Securities Claims...................................................................     18
         1.107  Other Priority Claim...........................................................................     18
         1.108  Other Unsecured Claims.........................................................................     18
         1.109  Person.........................................................................................     18
         1.110  Petition Date..................................................................................     18
         1.111  Plan...........................................................................................     18
         1.112  Possessory Lienholder Claims...................................................................     18
         1.113  Priority Tax Claim.............................................................................     19
         1.114  Professional...................................................................................     19
         1.115  Professional Claim.............................................................................     19
         1.116  Pro Rata.......................................................................................     19
         1.117  Sale Assets....................................................................................     19
         1.118  Sale Proceeds..................................................................................     19
         1.119  Scheduled......................................................................................     19
         1.120  Schedules......................................................................................     20
         1.121  Section 2.4 Professional Payments..............................................................     20
         1.122  Secured Claim..................................................................................     20
         1.123  Security.......................................................................................     20
         1.124  Senior Debt Claims.............................................................................     20
         1.125  Subordinated Unsecured Claims..................................................................     20
         1.126  Subsequent Distribution Date...................................................................     20
         1.127  Supplemental Distribution......................................................................     20
         1.128  Taxes..........................................................................................     20
         1.129  Trust Administrative Fund......................................................................     21
         1.130  Trust Estate or Trust Assets...................................................................     21
         1.131  Unencumbered Cash..............................................................................     21
         1.132  Unimpaired.....................................................................................     21
         1.133  United States Trustee..........................................................................     21

                                      iii
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
         1.134   Unsecured Claim................................................................................    21
     C.  Rules of Interpretation................................................................................    22
     D.  Computation of Time....................................................................................    24

ARTICLE 2 TREATMENT OF UNCLASSIFIED CLAIMS......................................................................    24
         2.1   DIP Facility Claims..............................................................................    24
         2.2   Administrative Claims............................................................................    25
         2.3   Statutory Fees...................................................................................    25
         2.4   Professional Claims..............................................................................    25
         2.5   Priority Tax Claims..............................................................................    26
         2.6   Deadline for Filing Administrative Claims........................................................    26

ARTICLE 3 CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS.......................................    28
     A.  General................................................................................................    28
     B.  Classification.........................................................................................    29
         3.1   Class 1:  Other Priority Claims..................................................................    29
         3.2   Class 2:  General Secured Claims.................................................................    29
         3.3   Class 3:  General Unsecured Claims...............................................................    29
         3.4   Class 4:  Subordinated Unsecured Claims..........................................................    29
         3.5   Class 5:  Noteholder Securities Claims...........................................................    29
         3.6   Class 6:  Intercompany Claims....................................................................    29
         3.7   Class 7A: Interests..............................................................................    29
         3.8   Class 7B: Interests Securities Claims............................................................    29

ARTICLE 4 IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN...............    29
         4.1   Unimpaired Classes of Claims and Interests.......................................................    29
         4.2   Impaired Classes of Claims and Interests.........................................................    30

ARTICLE 5 PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS..................................................    30
         5.1   Class 1  (Other Priority Claims).................................................................    30
         5.2   Class 2  (General Secured Claims)................................................................    30
         5.3   Class 3  (General Unsecured Claims)..............................................................    30
         5.4   Class 4  (Subordinated Unsecured Claims).........................................................    31
         5.5   Class 5  (Noteholder Securities Claims)..........................................................    32
         5.6   Class 6  (Intercompany Claims)...................................................................    32
         5.7   Class 7A (Interests).............................................................................    32
         5.8   Class 7B (Interests Securities Claims)...........................................................    32

ARTICLE 6 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................................................    32
         6.1   Assumption; Assignment...........................................................................    32
         6.2   Cure Payments; Assurance of Performance..........................................................    33
         6.3   Objections To Assumption of Executory Contracts and Unexpired Leases.............................    33
         6.4   Rejection........................................................................................    34
         6.5   Approval of Rejection; Rejection Damages Claims Bar Date.........................................    35

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
ARTICLE 7 MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN....................................................    35
         7.1   Substantive Consolidation of Claims against Debtors for Plan Purposes Only.......................    35
         7.2   The Liquidating Trust............................................................................    36
         7.3   Continuation of Automatic Stay...................................................................    38
         7.4   Amended DIP Credit Agreement and DIP Facility Claims.............................................    38
         7.5   Creation of Subsidiary; Transfer of Equity and Membership Interests..............................    39
         7.6   Cancellation of 9-7/8% Senior Notes..............................................................    40
         7.7   Cancellation of 7-1/2% Subordinated Notes........................................................    40
         7.8   Cancellation of 9-1/8% Subordinated Notes........................................................    40
         7.9   Post-confirmation Operations.....................................................................    41
         7.10  Post-confirmation Funding of Plan................................................................    41
         7.11  Post-Effective Date Funding of Operations........................................................    41
         7.12  Dissolution of the Company.......................................................................    42
         7.13  Closing of the Chapter 11 Cases..................................................................    42
         7.14  Post-Effective Date Litigation Claim Settlements and Asset Sales.................................    43
         7.15  Post-Effective Date Reporting....................................................................    43

ARTICLE 8 POSTCONFIRMATION LITIGATION...........................................................................    43
         8.1   Transfer and Enforcement of Causes in Action.....................................................    43
         8.2   Objections to Claims.............................................................................    44

ARTICLE 9 DISTRIBUTIONS.........................................................................................    45
         9.1   No Duplicate Distributions.......................................................................    45
         9.2   Distributions by the Indenture Trustee...........................................................    45
         9.3   Record Date for Distributions to the Indenture Trustee...........................................    45
         9.4   Delivery of Distributions in General.............................................................    46
         9.5   Cash Payments....................................................................................    46
         9.6   Interest on Claims...............................................................................    46
         9.7   No De Minimis Distributions......................................................................    46
         9.8   Face Amount......................................................................................    47
         9.9   Undeliverable Distributions......................................................................    47
         9.10  Effective Date Distributions.....................................................................    47
         9.11  Supplemental Distributions.......................................................................    47
         9.12  Final Distribution...............................................................................    47
         9.13  Disputed Claims Reserves.........................................................................    48
         9.14  Compliance with Tax Requirements.................................................................    48

ARTICLE 10 CONDITIONS PRECEDENT.................................................................................    48
         10.1  Conditions to Confirmation.......................................................................    48
         10.2  Conditions to the Effective Date.................................................................    48
         10.3  Termination of Plan for Failure To Become Effective..............................................    49
         10.4  Waiver of Conditions.............................................................................    49
         10.5  Notice of Effective Date.........................................................................    49

ARTICLE 11 EFFECT OF CONFIRMATION...............................................................................    50
         11.1  Jurisdiction of Court............................................................................    50
         11.2  Binding Effect...................................................................................    50

                                        v
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
         11.3   Exculpation.....................................................................................    50
         11.4   Injunctions.....................................................................................    51
         11.5   Limitation of Liability.........................................................................    52

ARTICLE 12 RETENTION OF JURISDICTION............................................................................    53

ARTICLE 13 ACCEPTANCE OR REJECTION OF THE PLAN..................................................................    55
         13.1   Persons Entitled to Vote........................................................................    55
         13.2   Acceptance by Impaired Classes..................................................................    55
         13.3   Request for Non-Consensual Confirmation.........................................................    56

ARTICLE 14 MISCELLANEOUS PROVISIONS.............................................................................    56
         14.1   Modification of the Plan........................................................................    56
         14.2   Revocation of the Plan..........................................................................    56
         14.3   Governing Law...................................................................................    56
         14.4   No Admissions...................................................................................    57
         14.5   Severability of Plan Provisions.................................................................    57
         14.6   Successors and Assigns..........................................................................    57
         14.7   Exemption from Certain Transfer Taxes...........................................................    57
         14.8   Preservation of Rights of Setoffs...............................................................    58
         14.9   Defenses with Respect to Unimpaired Claims......................................................    58
         14.10  No Injunctive Relief............................................................................    58
         14.11  Saturday, Sunday or Legal Holiday...............................................................    58
         14.12  Entire Agreement................................................................................    58
         14.13  Dissolution of Creditors' Committee.............................................................    59
         14.14  Notices.........................................................................................    59

                                       vi
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                                    EXHIBITS

1.    List of Debtors

2.    Amended DIP Credit Agreement

3.    Liquidating Trust Agreement

4.    Assumed Executory Contracts

                                  INTRODUCTION

            DVI, Inc., a Delaware corporation ("DVI"), DVI Financial Services Inc. ("DVIFS"), a Delaware corporation, and DVI Business Credit Corporation, a Delaware corporation, ("DVIBC" and, together with DVI and DVIFS, the "Company," or the "Debtors") propose this First Amended Joint Plan of Liquidation of DVI, Inc., et al. (the "Plan") for the resolution and satisfaction of all Claims against and Interests in the Debtors. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. All capitalized terms not defined in this introduction have the meanings ascribed to them in
Article 1 of this Plan. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, resolution of material disputes, significant asset sales, financial projections for the liquidation and distribution of the Debtors' remaining assets and a summary and analysis of the Plan and certain related matters.

            This is a liquidating Plan pursuant to which all of the Debtors' assets are to be transferred to a liquidating trust (subject to existing Liens and encumbrances, to the extent specified in the Plan) which will liquidate the assets; as and when any funds are realized from the sale or disposition of the assets, subject to repayment of the DIP Facility Claims and Allowed General Secured Claims in accordance with this Plan, such funds will be distributed to certain holders of Allowed Claims, whose claims against the Debtors will be exchanged for a beneficial interest in the Liquidating Trust.

            The Plan is premised on the substantive consolidation of the Debtors with respect to the voting and treatment of all Claims and Interests other than General Secured Claims, as provided below. The Plan does not contemplate substantive consolidation of the Debtors with respect to General Secured Claims against the Debtors, which claims shall apply separately with respect to each Plan proposed by each Debtor. If the Plan cannot be confirmed as to some or all of the Debtors, (a) in the Debtors' sole discretion, the Plan may be revoked as to all of the Debtors, or (b) subject to the consent of the DIP Agents, the Debtors may revoke the Plan as to any Debtor not satisfying the cramdown requirements of Section 1129(b)(7) of the

Bankruptcy Code (and any such Debtor's Chapter 11 Case being converted to a chapter 7 liquidation, continued or dismissed in the Debtors' sole discretion) and confirmed as to the remaining Debtors. A list of each Debtor who is a proponent of a Plan contained herein and its corresponding Chapter 11 Case docket number is attached hereto as Exhibit 1.

            Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from holders of claims and/or interests until such time as the Disclosure Statement has been approved by the Bankruptcy Court. The Debtors urge all holders of Claims entitled to vote on the Plan to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. To the extent, if any, that the Disclosure Statement is inconsistent with the Plan, the Plan will govern. No solicitation materials other than the Disclosure Statement and any schedules and exhibits attached thereto or referenced therein, or otherwise enclosed with the Disclosure Statement served by the Debtors on interested parties, have been authorized by the Debtors or the Bankruptcy Court for use in soliciting acceptances of the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Federal Bankruptcy Rule 3019 and Article 14 of this Plan, the Debtors expressly reserve the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.

                                    ARTICLE 1
              DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

A. SCOPE OF DEFINITIONS. For the purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article 1 of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, respectively. Whenever the context requires, capitalized terms shall include the plural as well as the singular

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number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B. DEFINITIONS. In addition to such other terms as are defined in other Sections of the Plan, the following terms (which appear in the Plan as capitalized terms) shall have the meanings ascribed to them in this Article 1 of the Plan.

            1.1 9-7/8% SENIOR NOTES: The 9-7/8% Senior Notes due 2004, issued and outstanding under the 9-7/8% Senior Notes Indenture.

            1.2 9-7/8% SENIOR NOTES CLAIMS: The Claims of the holders of the 90% Senior Notes and the Indenture Trustee arising from or with respect to amounts due under the 9-7/8% Senior Notes Indenture, which notes were outstanding in the aggregate Face Amount of $163,723,924.74 as of the Petition Date.

            1.3 9-7/8% SENIOR NOTES INDENTURE: The Indenture, dated as of January 27, 1997, regarding the 9-7/8% Senior Notes, between DVI, Inc., as issuer of the 9-7/8% Senior Notes, and U. S. Bank National Association (f/k/a First Trust National Association), as Indenture Trustee, and all supplements and amendments thereto.

            1.4 7-1/2% SUBORDINATED NOTES: The 7-1/2% Convertible Notes due 2009, issued and outstanding under the 7-1/2% Subordinated Notes Purchase Agreement.

            1.5 7-1/2% SUBORDINATED NOTES CLAIMS: The Claims of the holders of the 7-1/2% Subordinated Notes arising from or with respect to amounts due under the 7-1/2% Subordinated Notes Purchase Agreement, which notes were outstanding in the aggregate Face Amount of $25,100,000 as of the Petition Date.

            1.6 7-1/2% SUBORDINATED NOTES PURCHASE AGREEMENT: The Convertible Note Purchase Agreement, dated March 8, 2002, regarding the 7-1/2% Subordinated Notes, between DVI, as issuer of the 7-1/2% Subordinated Notes, and CDC Holdings (Barbados) Limited, and all supplements and amendments thereto.

            1.7 9-1/8% SUBORDINATED NOTES: The 9-1/8% Convertible Subordinated Notes due 2004, issued and outstanding under the 9-1/8% Subordinated Notes Exchange Agreement.

            1.8 9-1/8% SUBORDINATED NOTES CLAIMS: The Claims of the holders of the 9-1/8% Subordinated Notes arising from or with respect to amounts due under the 9-1/8% Subordinated Notes Exchange Agreement, which notes were outstanding in the aggregate Face Amount of $7,800,000 as of the Petition Date.

            1.9 9-1/8% SUBORDINATED NOTES EXCHANGE AGREEMENT: The Note Exchange Agreement, dated as of August 1, 2001, regarding the 9-1/8% Subordinated Notes, among DVI, as issuer of the 9-1/8% Subordinated Notes, and the noteholders party thereto, and all supplements and amendments thereto.

            1.10 ABLECO: Ableco Finance LLC.

            1.11 ADMINISTRATIVE CLAIM: A Claim for any cost or expense of administration (including Professional Claims) of the Chapter 11 Cases asserted or arising under sections 503, 507(a)(1), or 507(b) of the Bankruptcy Code, including any (i) actual and necessary cost or expense of preserving the Debtors' Estates or operating the business of the Debtors arising on or after the Petition Date, (ii) payment to be made under this Plan to cure a default on an executory contract or unexpired lease that is assumed pursuant to section 365 of the Bankruptcy Code, (iii) cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtors in the ordinary course of business arising on or after the Petition Date, (iv) compensation or reimbursement of expenses of Professionals arising on or after the Petition Date, to the extent allowed by the Bankruptcy Court under section 330(a) or section 331 of the Bankruptcy Code, (v) Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code, and (vi) fees or charges assessed against the Debtors' Estates under section 1930 of title 28 of the United States Code.

            1.12 ADMINISTRATIVE CLAIMS BAR DATE: The first Business Day that is at least thirty (30) days following the Effective Date.

            1.13 ALLOWED [ ] CLAIM OR ALLOWED [ ] INTEREST: An Allowed Claim or Allowed Interest in the particular category or Class identified.

            1.14 ALLOWED 9-7/8% SENIOR NOTES CLAIMS: The aggregate amount of Allowed 9-7/8% Senior Notes Claims shall be equal to the aggregate Face Amount of the 9-7/8% Senior Notes Claims as of the Petition Date.

            1.15 ALLOWED 7-1/2% SUBORDINATED NOTES CLAIMS: The aggregate amount of Allowed 7-1/2% Subordinated Notes Claims shall be equal to the aggregate Face Amount of the 7-1/2% Subordinated Notes Claims as of the Petition Date.

            1.16 ALLOWED 9-1/8% SUBORDINATED NOTES CLAIMS: The aggregate amount of Allowed 9-1/8% Subordinated Notes Claims shall be equal to the aggregate Face Amount of the 9-1/8% Subordinated Notes Claims as of the Petition Date.

            1.17 ALLOWED CLAIM OR ALLOWED INTEREST: A Claim against or Interest in the Debtors or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date, (i) no proof of Claim or Interest has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim or Interest that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of Claim or Interest in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the applicable periods of limitation fixed by the Plan, the Bankruptcy Code, or by any order of the Bankruptcy Court sought pursuant to Section 8.2 of the Plan or otherwise entered by the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

            1.18 ALLOWED SUBORDINATED UNSECURED CLAIMS: The Allowed 7-1/2% Subordinated Notes Claims and the Allowed 9-1/8% Subordinated Notes Claims.

            1.19 ALLOWED U.S. BANK SECURED CLAIM: The DVIFS Indebtedness secured by the Pledged Stock and the Pledged Residual Interests (as each of those terms is defined in the Stipulation Between Debtors and U.S. Bank National Association Providing Adequate Protection dated as of February 3, 2004) and payable solely from the $50,000,000 DVIFS has the right to receive under Section 4 of the Settlement Agreement dated as of January 6, 2004 among the Debtors, U.S. Bank National Association and various other parties less any distributions made on account of the Allowed U.S. Bank Unsecured Claim.

            1.20 ALLOWED U.S. BANK UNSECURED CLAIM: The Allowed General Unsecured Claim of U.S. Bank National Association agreed to in the Stipulation Between Debtors and U.S. Bank National Association Providing Adequate Protection dated as of February 3, 2004 in the amount of $5,335,921.14.

            1.21 AMENDED DIP CREDIT AGREEMENT: The Second Amended and Restated Senior Secured, Super-Priority Debtor in Possession Credit Agreement among DVI, DVIFS and DVIBC as Borrowers, the direct and indirect subsidiaries of the Borrowers as Subsidiary Guarantors and GSCP, Ableco and A3 Finance LP as Lenders, to become effective on the Effective Date in accordance with Section
2.1 hereof, substantially in form and substance as attached as Exhibit 2 hereto.

            1.22 AMENDED DIP FACILITY: The debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the Amended DIP Credit Agreement and authorized by the Bankruptcy Court pursuant to the Amended DIP Facility Order and the Confirmation Order.

            1.23 AMENDED DIP FACILITY ORDER: Shall mean the order entered by the Bankruptcy Court authorizing and approving the Amended DIP Facility.

            1.24 ASSETS: All legal or equitable pre-petition and post-petition interests of the Debtors or, after the Effective Date, the Liquidating Trust, in any and all real or personal property of any nature, including any real estate, buildings, structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods, materials, supplies, furniture, fixtures, equipment, work in process, accounts, chattel paper, cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, claims, causes of actions, assumed executory contracts and unexpired leases and any other general intangibles, and the proceeds, product, offspring, rents or profits thereof.

            1.25 ASSET MANAGEMENT AGREEMENT: The Servicing and Asset Management Agreement between DVI Liquidating Trust as successor to DVI, Inc., DVI Financial Services Inc. and DVI Business Credit Corporation, and Obsidian Finance Group, LLC as Servicer and Asset Manager, as it may be amended or supplemented from time to time, in accordance with its terms, which shall be substantially in the form attached as Exhibit 1 to the Liquidating Trust Agreement.

            1.26 ASSET MANAGER: Obsidian Finance Group, LLC or its successor under the Asset Management Agreement.

            1.27 AVAILABLE CASH: All Creditor Cash available for distribution to Beneficiaries under the Liquidating Trust Agreement less the amount of Creditor Cash deposited in the Trust Administrative Fund and the Disputed Claims Reserve.

            1.28 BANKRUPTCY CODE: Title 11 of the United States Code, as in effect on the Petition Date and as thereafter amended, as applicable in the Chapter 11 Cases.

            1.29 BANKRUPTCY COURT: The United States Bankruptcy Court for the District of Delaware and, to the extent it may exercise jurisdiction in the Chapter 11 Cases, the United States District Court for Delaware, or if either such court ceases to exercise jurisdiction over the Chapter 11 Cases, such court or adjunct thereof that properly exercises jurisdiction over the Chapter 11 Cases.

            1.30 BANKRUPTCY RULES: The Federal Bankruptcy Rules, the Local Rules of the Bankruptcy Court for the District of Delaware and the guidelines and requirements of the Office of the United States Trustee, as in effect on the Petition Date and as thereafter amended, as applicable from time to time in the Chapter 11 Cases.

            1.31 BAR DATE: The deadline for filing and serving upon the Debtors all proofs of claims established by the Bankruptcy Court as January 9, 2004.

            1.32 BENEFICIAL INTEREST: The rights and interests of each of the Beneficiaries in the Trust Estate.

            1.33 BENEFICIARY OR BENEFICIARIES: The holder(s) of an Allowed Claim (other than an Allowed Secured Claim) as may be determined from time to time in accordance with the Plan and Liquidating Trust Agreement.

            1.34 BMO CLAIM: All Claims of Bank of Montreal under or pursuant to the Credit Agreement dated as of April 20, 2001 among DVIFS, as borrower, DVI, as guarantor, and Bank of Montreal, as agent and lender.

            1.35 BUSINESS DAY: Any day other than a Saturday, Sunday or a "legal holiday" (as such term is defined in Federal Bankruptcy Rule 9006(a)).

            1.36 CASH: Legal tender accepted in the United States of America for the payment of public and private debts, currently denominated in United States Dollars.

            1.37 CHAPTER 11 CASES: The chapter 11 cases of the Debtors pending before the Bankruptcy Court as set forth in Exhibit 1 hereto and as being jointly administered with one another under the Case No. 03-12656 (MFW), and as to any Debtor individually, a Chapter 11 Case.

            1.38 CLAIM: A right of a Creditor against the Debtors, or any one of them, whether or not asserted or allowed, of the type described in Bankruptcy Code section 101(5), as construed by Bankruptcy Code section 102(2).

            1.39 CLASS: A group of Claims or Interests as classified in a particular class under the Plan pursuant to Bankruptcy Code section 1122.

            1.40 COMPANY: Each of the debtors and debtors-in-possession in the Chapter 11 Cases.

            1.41 CONFIRMATION: Entry of the Confirmation Order by the Bankruptcy Court.

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

            1.42 CONFIRMATION DATE: The date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Federal Bankruptcy Rules 5003 and 9021.

            1.43 CONFIRMATION HEARING: The duly noticed hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to Bankruptcy Code section 1128, including any continuances thereof.

            1.44 CONFIRMATION ORDER: The order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129 in form and substance acceptable to the Debtors, the DIP Agents and the Creditors' Committee.

            1.45 CREDITOR: Any Entity who holds a Claim against any of the Debtors.

            1.46 CREDITOR CASH: (a) Until such time as the DIP Facility Claims have been fully repaid, Net Creditor Proceeds, and (b) thereafter, Net Litigation Proceeds and Net Sale Proceeds, subject however to prior payment of all Allowed General Secured Claims, if any, secured by the Assets generating such proceeds.

            1.47 CREDITORS' COMMITTEE: The statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

            1.48 CREDITOR FINANCIAL REPORTING CLAIMS: Shall have the meaning set forth in Section 7.2.7 hereof.

            1.49 DEBTOR(s): Individually DVI, Inc., DVI Financial Services Inc., and DVI Business Credit Corporation, and collectively all of them, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

            1.50 DEFICIENCY CLAIMS: With respect to any Claim secured by a Lien or security interest in any property of any Debtor having a value of less than the amount of such Claim (after taking into account other Liens and security interests of higher priority in such property), the portion of such Claim equal to the difference between (a) the allowed amount of the Claim and (b) the allowed amount of the secured portion of such Claim (which allowed secured amount may be set pursuant to this Plan).

            1.51 DIP AGENTS: GSCP, in its capacity as administrative agent and loan agent for the DIP Lenders under the DIP Credit Agreement and Ableco, in its capacity as loan agent for the DIP Lenders under the DIP Credit Agreement, and any successors thereto.

            1.52 DIP CREDIT AGREEMENT: That certain Debtor in Possession Credit Agreement dated as of November 5, 2003, as amended, amended and restated, supplemented or otherwise modified from time to time prior to the effectiveness of the Amended DIP Credit Agreement, among the Debtors, the DIP Agents and the DIP Lenders, and all schedules, exhibits and annexes thereto.

            1.53 DIP FACILITY: The debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement and authorized by the Bankruptcy Court pursuant the DIP Facility Order.

            1.54 DIP FACILITY CLAIMS: All Claims of the DIP Agents and the DIP Lenders under or pursuant to the DIP Facility and the Amended DIP Facility.

            1.55 DIP FACILITY ORDER: Shall mean, collectively, the Final Orders that were entered by the Bankruptcy Court on December 1, 2003, April 30, 2004, September 29, 2004 and October 8, 2004.

            1.56 DIP LENDERS: The lenders from time to time parties to the DIP Credit Agreement and the Amended DIP Credit Agreement.

            1.57 DIP LIENS: Shall mean the Liens of the DIP Lenders on the Assets as previously granted pursuant to the DIP Facility Order and as continued and granted under this Plan, the Confirmation Order and the Amended DIP Facility Order, subject to the limitations set forth herein and therein.

            1.58 DISCLOSURE STATEMENT: That certain written disclosure statement that relates to this Plan as filed in the Chapter 11 Cases by the Debtors, including the schedules and exhibits attached thereto, as it may be amended, modified or supplemented from time to time.

            1.59 DISPUTED CLAIM OR DISPUTED INTEREST: A Claim or Interest, respectively, that the Debtors have Scheduled as "disputed," "contingent" or "unliquidated," or as to which a

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

proof of Claim or Interest has been Filed or deemed Filed as contingent or as to which an objection has been or may be timely Filed by the Debtors or any other party in interest entitled to do so, which objection, if timely Filed, has not been withdrawn or has not been overruled or denied by a Final Order.

            1.60 DISPUTED CLAIMS RESERVE: Shall have the meaning set forth in
Section 4.2 of the Liquidating Trust Agreement.

            1.61 DISTRIBUTION RECORD DATE: The record date for the purposes of making distributions under the Plan on account of Allowed Claims, which date shall be October 7, 2004 or such other date designated in the Confirmation Order.

            1.62 DVI: DVI, Inc.

            1.63 DVIBC: DVI Business Credit Corporation.

            1.64 DVIFS: DVI Financial Services Inc.

            1.65 EFFECTIVE DATE: A date selected by the Debtors, with the consent of the DIP Agents, that is (a) at least eleven (11) days following occurrence of the Confirmation Date; and (b) no more than five (5) Business Days following the first date on which no stay of the Confirmation Order is in effect and all conditions to the Effective Date set forth in Article 10 of the Plan have been satisfied or, if waivable, waived pursuant to Section 10.4 hereof.

            1.66 EFFECTIVE DATE DISTRIBUTION: Shall be the distributions described in Section 9.10 hereof.

            1.67 ENTITY: A Person, an estate, a trust, the United States Trustee, an official or unofficial committee of creditors or equity holders, a "governmental unit" as that term is defined in Bankruptcy Code section 101(27), or any other entity as defined in Section 101(15) of the Bankruptcy Code.

            1.68 ESTATES: The estates created pursuant to section 541 of the Bankruptcy Code by the commencement of the Chapter 11 Cases.

            1.69 FACE AMOUNT: Shall mean (a) with respect to Disputed Claims, as defined in Section 9.8 hereof; and (b) with respect to 9-7/8% Senior Notes Claims, 7-1/2% Subordinated

Notes Claims and 9 7/8% Subordinated Notes Claims, the amounts listed in the definitions of such Claims.

            1.70 FEDERAL BANKRUPTCY RULE(s): Shall mean collectively, the Federal Rules of Bankruptcy Procedure, as in effect on the Petition Date and as thereafter amended, as applicable in the Chapter 11 Cases, and individually, a particular Federal Rule of Bankruptcy Procedure.

            1.71 FEE ORDER: The order of the Bankruptcy Court dated October 3, 2003 authorizing the interim payment of Professional Claims.

            1.72 FILE OR FILED: To file, or to have been filed, with the Clerk of the Bankruptcy Court in the Chapter 11 Cases.

            1.73 FINAL DISTRIBUTION: Shall be the distributions described in
Section 9.12 hereof.

            1.74 FINAL DISTRIBUTION DATE: Shall be the date upon which the Final Distribution is made. The Final Distribution Date shall be a date determined by the Liquidating Trustee, (a) which is after the liquidation into Cash of all assets of the Liquidating Trust (other than those assets abandoned by the Liquidating Trust) and collection of other sums due or otherwise remitted or returned to the Estates, and (b) on or after which the Liquidating Trust makes a final distribution from the Disputed Claims Reserve.

            1.75 FINAL ORDER: An order or judgment of the Bankruptcy Court or other court of competent jurisdiction, as entered on its docket, that has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal, petition for certiorari or move for reargument, rehearing or a new trial has expired and no appeal, petition for certiorari or motion for reargument, rehearing or a new trial, respectively, has been timely filed (which time period shall mean, with respect to motions to correct such order under Rule 9024 of the Federal Bankruptcy Rules, Rule 60 of the Federal Rules of Civil Procedure or otherwise, 10 days after the entry of such order), or (b) any appeal, any petition for certiorari or any motion for reargument, rehearing or a new trial that has been or may be filed has been resolved by the highest court (or any other tribunal having appellate jurisdiction over the order or judgment) to which the order or judgment was appealed or from which certiorari or reargument, rehearing or a new trial was sought, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing or a new trial shall have expired without such actions having been taken.

            1.76 FINAL TAX DAY: Shall mean the last day in the taxable year of the Liquidating Trust which includes the Termination Date (as defined in the Liquidating Trust Agreement).

            1.77 GENERAL SECURED CLAIMS: All Secured Claims against the Debtors other than the DIP Facility Claims.

            1.78 GENERAL SECURED CLAIM LIENS: Shall mean the valid, perfected and enforceable Liens relating to the Allowed General Secured Claims, as continued and granted under the Plan and Confirmation Order, subject to the limitations set forth herein and therein.

            1.79 GENERAL UNSECURED CLAIMS: All Unsecured Claims against the Debtors other than the Subordinated Unsecured Claims, the Intercompany Claims, the Noteholder Securities Claims and the Interests Securities Claims.

            1.80 GROSS LITIGATION PROCEEDS: Any and all proceeds of the Litigation Claims (including, without limitation, as a result of a verdict or other judicial determination, or the compromise and settlement of a suit or claim).

            1.81 GROSS SALE PROCEEDS: Shall mean proceeds arising from the sale or any other liquidation for Cash of any Sale Assets.

            1.82 GSCP: Goldman Sachs Credit Partners, L.P.

            1.83 IMPAIRED: When used with reference to a Claim or an Interest, "Impaired" shall have the meaning ascribed to it in Bankruptcy Code section 1124.

            1.84 INDEMNIFICATION CLAIMS: The obligations of the Debtors, or any one of them, pursuant to their bylaws, applicable law, any employment agreement or other express agreement operational as of the Petition Date to indemnify any of their current and former officers and directors, on the terms and subject to the limitations described therein.

            1.85 INDENTURE TRUSTEE: HSBC Bank USA, National Association, in its capacity as successor indenture trustee under the 9-7/8% Senior Notes Indenture, or any successor thereto.

            1.86 INDENTURE TRUSTEE'S EXPENSES: The actual, reasonable and necessary fees and documented out-of-pocket expenses incurred after the Petition Date and through and including any final distribution by the Indenture Trustee. Such amounts shall include, without limitation, the actual, reasonable, necessary and documented out-of-pocket costs and expenses and reasonable fees and expenses of legal counsel to the Indenture Trustee.

            1.87 INITIAL LITIGATION FUNDING AMOUNT: An amount equal to (a) $3,000,000 less (b) the principal amount of the Tranche A Revolving Credit Loans (as defined in Amendment No. 1 to the DIP Credit Agreement) outstanding immediately prior to the Effective Date, which Initial Litigation Funding Amount shall be funded through a draw down of the Tranche A Revolving Credit Loans on the Effective Date, and which shall be deposited and maintained by the Liquidating Trustee in a segregated, deposit account for the purpose of funding the Litigation Fund under the Liquidating Trust Agreement.

            1.88 INTERCOMPANY CLAIMS: The Claims of a Debtor against any other Debtor.

            1.89 INTEREST: When used in the context of holding an equity security of the Debtors (and not used to denote (i) the compensation paid for the use of money for a specified time and usually denoted as a percentage rate of interest on a principal sum of money or (ii) a security interest in property), "Interest" shall mean an interest or share in, or warrant or right asserted against, the Company of the type described in the definition of "equity security" in Bankruptcy Code section 101(16), and shall include all common stock and all warrants to purchase or subscribe to common stock issued by the Company.

            1.90 INTERESTS SECURITIES CLAIMS: The Claims, including unknown claims, demands, rights, liabilities and causes of action of any kind whatsoever, known or unknown, which have been or could be asserted in a direct, derivative or other capacity against any Debtor arising out of, relating to or in connection with (a) the purchase, sale or other decision or action made or taken, or declined, failed or refused to be made or taken, or otherwise foregone, concerning or relating to the Interests; (b) the purchase, ownership or sale of the Interests; and (c) any other claims arising out of, relating to or in connection with the Interests that would be subject to section 510(b) of the Bankruptcy Code.

            1.91 IRC: Shall mean the Internal Revenue Code of 1986, as amended from time to time.

            1.92 LIEN: A charge against, interest in or other encumbrance upon property to secure payment of a debt or performance of an obligation.

            1.93 LIQUIDATING TRUST: The liquidating trust established pursuant to the Liquidating Trust Agreement further described in Section 7.2 hereof, which shall act through the Liquidating Trustee.

            1.94 LIQUIDATING TRUSTEE: The Person appointed and serving from time to time as Liquidating Trustee under the Liquidating Trust Agreement, acting in his capacity as such on behalf of the Liquidating Trust.

            1.95 LIQUIDATING TRUST AGREEMENT: The Liquidating Trust Agreement dated as of the Effective Date among the Debtors and the Liquidating Trustee, a copy of which is attached hereto as Exhibit 3 and incorporated herein by reference, and all supplements and amendments thereto.

            1.96 LIQUIDATING TRUST COMMITTEE: Shall have the meaning set forth in Section 4.15 of the Liquidating Trust Agreement.

            1.97 LITIGATION CLAIMS: Shall mean (a) all claims, rights and causes of action of the Debtors and their Estates of every kind or nature whatsoever, whether arising prior to, during or after the Debtors' Chapter 11 Cases (including, without limitation, (i) all rights, claims and causes of action currently being pursued by the Creditors' Committee on behalf of the Debtors' estates, (ii) all rights, claims and causes of action arising under sections 544 through 550 of the Bankruptcy Code and (iii) all rights, claims and causes of action against the Debtors' non-Debtor Affiliates), except for rights, claims and causes of action with respect to the payment or collection of any amounts due under any loans, leases or general intangibles made or held by the Debtors and any claims by the Debtors against each other or against DVI International, Inc., DVI Investment, Inc., DVI Mortgage Funding, Inc., DVI Realty Company, DVI Texas, Inc., DVI Arizona, Inc., DVI Georgia-Macon, Inc., DVI Georgia-Newman, Inc., DVI Georgia-Athens, Inc., DVI New York, Inc., Healthcare Technology Solutions, Inc., MSF Holding Ltd., Medical Equipment Credit Pte Ltd or any of their respective subsidiaries and (b) the Creditor Financial Reporting Claims.

            1.98 LITIGATION FUND: Shall have the meaning set forth in Section
2.5 of the Liquidating Trust Agreement.

            1.99 LITIGATION FUND PAYMENTS: Shall mean with respect to the receipt of specific Litigation Proceeds (a) to the extent the reasonable costs and expenses of legal counsel, expert witnesses and other professionals directly retained to pursue and liquidate the Litigation Claims generating such Litigation Proceeds have been paid, on or prior to the Effective Date, with Tranche A Revolving Credit Loans (as defined in the DIP Credit Agreement) or, after the Effective Date, with funds from the Litigation Fund, reimbursement of such costs and expenses from such Litigation Proceeds to the Litigation Fund until the amounts held in the Litigation Fund equal $3,000,000, and (b) 50% of the remaining Litigation Proceeds after the reimbursement of the costs and expenses in subsection (a) above, until the amounts held in the Litigation Fund equal $3,000,000.

            1.100 LITIGATION PROCEEDS: Shall mean Gross Litigation Proceeds, (a) which in the case of Cash proceeds, shall be net of the unpaid (i) reasonable costs and expenses of legal counsel, expert witnesses and other professionals directly retained to pursue and liquidate the Litigation Claims generating such Gross Litigation Proceeds and, with respect to such other professionals, whose services are both directly related to such Litigation Claims and reasonably necessary to adequately pursue such Litigation Claims and (ii) with respect to preference claims brought under Section 547 of the Bankruptcy Code, a fee payable to the Liquidating Trustee equal to 10% of the Net Preference Recoveries to the extent such proceeds exceed $1,500,000 in the aggregate, and (b) which in all cases includes all non-cash assets transferred to or otherwise received by any Debtor or the Liquidating Trust in respect of any Litigation Claims.

            1.101 MERRILL LYNCH CRITICIZED ASSETS: The assets listed on Schedule
2.7 of the Amended DIP Credit Agreement.

            1.102 NET CREDITOR PROCEEDS: Shall mean (a) if no Triggering Event of Default (as defined in the Amended DIP Credit Agreement) has occurred under the Amended DIP Credit Agreement, seventy percent (70%) of the Net Sale Proceeds or Net Litigation Proceeds of any Asset after (i) payment in full of all DIP Facility Claims except for Additional Interest (as defined in the Amended DIP Credit Agreement) and (ii) payment in full of any Allowed General Secured Claim to the extent secured by such Asset, and (b) if a Triggering Event of Default has occurred under the Amended DIP Credit Agreement and is continuing, seventy percent (70%) of the Net Sale Proceeds of any Asset after (i) payment in full of all DIP Facility Claims except for Additional Interest (as defined in the Amended DIP Credit Agreement and (ii) payment in full of any Allowed General Secured Claim to the extent secured by such Asset.

            1.103 NET LITIGATION PROCEEDS: Shall mean Litigation Proceeds less any Litigation Fund Payments.

            1.104 NET PREFERENCE RECOVERIES: Amounts collected from preference claims brought under Section 547 of the Bankruptcy Code (exclusive of amounts collected from claims in respect of the Merrill Lynch Criticized Assets and any preference action brought against the holders of notes issued by DVI Business Credit Receivables Corp. III), less payments of all reasonable costs and expenses of legal counsel, expert witnesses and other professionals directly retained to pursue and liquidate such claims that are incurred in connection with such claims.

            1.105 NET SALE PROCEEDS: Sale Proceeds less amounts due to the Asset Manager pursuant to the Asset Management Agreement and the unpaid reasonable costs and expenses of the legal counsel and other professionals directly retained by the Asset Manager to sell the Sale Assets generating such sale proceeds.

            1.106 NOTEHOLDER SECURITIES CLAIMS: The Claims, including unknown claims, demands, rights, liabilities and causes of action of any kind whatsoever, known or unknown, which have been or could be asserted in a direct, derivative or other capacity against any Debtor and/or the Indenture Trustee arising out of, relating to or in connection with (a) the purchase, sale or other decision or action made or taken, or declared, failed or refused to be made or taken, or otherwise foregone, concerning or relating to the 9-7/8% Senior Notes, 7-1/2% Subordinated Notes and 9-1/8% Subordinated Notes; (b) the purchase, ownership or sale of the 9-7/8% Senior Notes, 7-1/2% Subordinated Notes and 9-1/8% Subordinated Notes; and (c) any other claims arising out of, relating to or in connection with the 9-7/8% Senior Notes, 7-1/2% Subordinated Notes and 9-1/8% Subordinated Notes that would be subject to section 510(b) of the Bankruptcy Code.

            1.107 OTHER PRIORITY CLAIM: Any Claim, other than an Administrative Claim or a Priority Tax Claim, of a Creditor to the extent such Claim is entitled to priority pursuant to Bankruptcy Code section 507(a).

            1.108 OTHER UNSECURED CLAIMS: All General Unsecured Claims against the Debtors other than the Senior Debt Claims.

            1.109 PERSON: An individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a joint venture, an unincorporated organization, or a governmental unit as defined in Bankruptcy Code section 101(41).

            1.110 PETITION DATE: August 25, 2003.

            1.111 PLAN: This first amended joint plan of liquidation of DVI, DVIFS and DVIBC, and all exhibits annexed hereto or referenced herein, as it may be amended, modified or supplemented from time to time in accordance with the provisions of the Plan or the Bankruptcy Code and Bankruptcy Rules.

            1.112 POSSESSORY LIENHOLDER CLAIMS: All Claims held by Persons to the extent such Claims are deemed to be secured, through a possessory Lien, in property in which any Estate has an interest, but only to the extent of the value of the possessory lienholders' interest in the Estate's interest in such property as of the Effective Date.

            1.113 PRIORITY TAX CLAIM: Any Claim entitled to priority pursuant to Bankruptcy Code section 507(a)(8).

            1.114 PROFESSIONAL: A Person (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330, 331 and 363 of the Bankruptcy Code or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

            1.115 PROFESSIONAL CLAIM: A Claim of a Professional retained in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code or otherwise, for compensation or reimbursement of actual and necessary costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

            1.116 PRO RATA: Proportionately so that the ratio of the amount of consideration distributed on account of a particular Allowed Claim to the amount of the Allowed Claim is the same as the ratio of the amount of consideration distributed on account of all Allowed Claims of the Class in which the particular Allowed Claim is included to the amount of all Allowed Claims of that Class, but in any event the amount of consideration distributed on account of an Allowed Claim shall not exceed 100% of the amount of the Allowed Claim.

            1.117 SALE ASSETS: Shall mean all Assets, other than the Litigation Claims, Unencumbered Cash, Initial Litigation Funding Amount, and Cash properly deposited in the Litigation Fund and Trust Administrative Fund.

            1.118 SALE PROCEEDS: Gross Sale Proceeds less any amounts paid by the Liquidating Trustee to holders of Allowed General Secured Claims either in accordance with Section 5.1.b of the Liquidating Trust Agreement or following reservation of such amounts in accordance with Section 4.2.a of the Liquidating Trust Agreement.

            1.119 SCHEDULED: Set forth on the Schedules.

            1.120 SCHEDULES: The Schedules of Assets and Liabilities Filed by the Debtors in accordance with Bankruptcy Code section 521 and Federal Bankruptcy Rule 1007, as the same may be amended from time to time prior to the Effective Date in accordance with Federal Bankruptcy Rule 1009.

            1.121 SECTION 2.4 PROFESSIONAL PAYMENTS: Shall have the meaning specified in Section 2.1 of the Plan.

            1.122 SECURED CLAIM: Any Claim of a Creditor, including principal, interest and any other amounts, secured by a valid, perfected, and enforceable Lien on, security interest in or charge that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, against property of any of the Estates (or the proceeds of such property) or that is subject to setoff under Bankruptcy Code section 553, to the extent of the value of such Creditor's interest in that Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a).

            1.123 SECURITY: Any instrument issued by, or interest in, the Company of the type described in Bankruptcy Code section 101(49).

            1.124 SENIOR DEBT CLAIMS: The 9-7/8% Senior Notes Claims and the BMO Claims.

            1.125 SUBORDINATED UNSECURED CLAIMS: The 7-1/2% Subordinated Notes Claims and the 9-1/8% Subordinated Notes Claims.

            1.126 SUBSEQUENT DISTRIBUTION DATE: The date(s) for the making of Supplemental Distributions in accordance with Section 9.11 hereof.

            1.127 SUPPLEMENTAL DISTRIBUTION: Shall be the distributions described in Section 9.11 hereof.

            1.128 TAXES: All income, gaming, franchise, excise, sales, use, employment, withholding, property, payroll or other taxes, assessments, or governmental charges, together with any interest, penalties, additions to tax, fines, and similar amounts relating thereto, imposed or collected by any federal, state, local or foreign governmental authority on or from any of the Debtors.

            1.129 TRUST ADMINISTRATIVE FUND: Shall have the meaning specified in
Section 4.1 of the Liquidating Trust Agreement.

            1.130 TRUST ESTATE OR TRUST ASSETS: Shall mean the Assets and Creditor Financial Reporting Claims, all of which shall be irrevocably assigned, transferred and conveyed to the Liquidating Trust as of the Effective Date of the Plan, plus any and all net income earned on the foregoing.

            1.131 UNENCUMBERED CASH: An amount equal to (a) undrawn amounts under the Series C and D Term Loans (as defined in the DIP Credit Agreement) as of the Effective Date and (b) unused amounts available pursuant to the Temporary Waiver and Collateral Release Agreement dated August 12, 2004, in each case after payment in full of the Section 2.4 Professional Payments pursuant to
Section 2.4 of the Plan, which Unencumbered Cash shall be lent by the DIP Lenders pursuant to the Amended DIP Credit Agreement on the Effective Date of the Plan and deposited in a segregated, unencumbered deposit account solely for the purposes of (i) paying Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims in accordance with the terms of the Plan, and (ii) to the extent funds remain after such Claims are paid in full, depositing up to $250,000 into the Trust Administrative Fund.

            1.132 UNIMPAIRED: Any Claim that is not Impaired.

            1.133 UNITED STATES TRUSTEE: The United States Trustee appointed under section 581(a)(3) of title 28 of the United States Code to serve in the District of Delaware.

            1.134 UNSECURED CLAIM: Any Claim against the Debtors, excluding DIP Facility Claims, Administrative Claims, Priority Tax Claims, Other Priority Claims and General Secured Claims. Unsecured Claims shall include (a) any Indemnification Claims arising from or attributable to actions prior to the Petition Date but only to the extent not covered by applicable directors and/or officers' insurance coverage and (b) all Deficiency Claims.

C. RULES OF INTERPRETATION.

            1. In the event of an inconsistency, the provisions of the Plan shall control over the contents of the Disclosure Statement, the Liquidating Trust Agreement or the Asset Management Agreement. The provisions of the Confirmation Order shall control over the contents of the Plan.

            2. For the purposes of the Plan:

                  (a) any reference in the Plan to a contract, instrument,
            release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms or conditions that is material to a party to such document shall not be modified without such party's consent unless such document expressly provides otherwise;

                  (b) any reference in the Plan to an existing document, exhibit or schedule Filed or to be Filed means such document, exhibit or schedule, as it may have been or may be amended, modified or supplemented as of the Effective Date;

                  (c) unless otherwise specified, all references in the Plan to
            "Sections," "Articles," "Exhibits" and "Schedules" are references to Sections, Articles, Exhibits and Schedules of or to the Plan;

                  (d) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan;

                  (e) captions and headings to Articles and Sections are
            inserted for convenience of reference only and are not intended to be part or to affect interpretations of the Plan; and

                  (f) the rules of construction set forth in Bankruptcy Code section 102 shall apply, except to the extent inconsistent with the provisions of this Article of the Plan.

                  (g) the word "including" means "including without limitation."

            3. Whenever a distribution of property is required to be made on a particular date, the distribution shall be made on such date or as soon as reasonably practicable thereafter; provided, however, that any payments to be made on account of DIP Facility Claims shall be governed by the Amended DIP Credit Agreement.

            4. All Exhibits to the Plan are incorporated into the Plan and shall be deemed to be included in the Plan, regardless of when they are Filed.

            5. Subject to the provisions of any contract, certificate, bylaws, instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

            6. This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the DIP Agents, the Creditors' Committee and its members, and certain other creditors and constituencies. Each of the foregoing was represented by counsel who either (a) participated in the formulation and documentation of or (b) was afforded the opportunity to review and provide comments on, the Plan, the Disclosure Statement, and the documents ancillary thereto. Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as "contra proferentum" shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, any of the Plan Exhibits, or any contract, instrument, release, indenture, or other agreement or document generated in connection herewith.

D. COMPUTATION OF TIME. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Federal Bankruptcy Rule 9006(a) shall apply.

                                    ARTICLE 2

                        TREATMENT OF UNCLASSIFIED CLAIMS

            2.1 DIP FACILITY CLAIMS. Immediately prior to the Effective Date, the Debtors shall (i) draw down on the Series C Term Loan and/or the Series D Term Loan (as such terms are defined in the DIP Credit Agreement) an amount equal to the aggregate payments to be made by the Debtors to Professionals immediately prior to the Effective Date under Section 2.4 hereof (the "Section
2.4 Professional Payments") and (ii) make the Section 2.4 Professional Payments with such funds. The DIP Facility Claims, including Claims resulting from such draw downs, are Allowed Claims against each of the Debtors. On the Effective Date, the DIP Facility Claims shall receive the following treatment:

            (a) On the Effective Date, effective immediately after receipt of the Section 2.4 Professional Payments by the Professionals, the DIP Credit Agreement shall be amended by the Debtors and the DIP Lenders to become the Amended DIP Credit Agreement. Until receipt of the Section 2.4 Professional Payments by the Professionals, the Carve Out (as defined in the DIP Credit Agreement) shall remain in full force and effect.

            (b) On the Effective Date, the Debtors shall draw down on the Amended Credit Agreement in order to fund the Unencumbered Cash and Initial Litigation Funding Amount.

            (c) On the Effective Date, the Liquidating Trust shall assume the DIP Facility Claims and the Amended DIP Credit Agreement and the Debtors' rights and obligations thereunder, and the Debtors and their Estates shall have no further liability for the DIP Facility Claims after such assumption by the Liquidating Trust; and

            (d) On and following the Effective Date, the DIP Liens shall attach to and be valid, perfected and enforceable Liens on, all of the assets of the Liquidating Trust (except the Unencumbered Cash), provided that the DIP Liens shall continue to be subject to the Carve Out as described in the Amended DIP Credit Agreement.

            2.2 ADMINISTRATIVE CLAIMS. Subject to the allowance procedures and deadlines provided herein, on the Effective Date or as soon thereafter as is practicable, the holder of an Allowed Administrative Claim shall receive on account of the Allowed Administrative Claim and in full satisfaction, settlement and release of and in exchange for such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim, or (b) such other treatment as to which the Debtors and the holder of such Allowed Administrative Claim have agreed upon in writing, provided, however, that Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreement or course of dealing relating thereto and Professional Claims shall be paid in accordance with Section 2.4.

            2.3 STATUTORY FEES. On or before the Effective Date, all fees due and payable pursuant to 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid in full, in Cash.

            2.4 PROFESSIONAL CLAIMS.

                  Immediately prior to the Effective Date, the Debtors shall pay all amounts owing to the Professionals for all outstanding Professional Claims relating to prior periods and for the period ending on the Effective Date (subject to a cap for each Professional equal to the cumulative budgeted amount for such Professional since the Petition Date, as determined in accordance with the budget attached to the DIP Facility Order approving Amendment No. 2 to the DIP Credit Agreement or otherwise agreed in writing between the DIP Lenders and the Debtors). Upon receipt of such payments, each Professional shall be deemed to fully and finally release and discharge any rights or claims it may have to its Carve Out (as defined in the DIP

Credit Agreement) without the need for any further order of the Bankruptcy Court. The Professionals shall estimate Professional Claims due for periods that have not been billed as of the Effective Date. On or prior to the Administrative Claims Bar Date, each Professional shall File with the Bankruptcy Court its final fee application seeking final approval of all fees and expenses from the Petition Date through the Effective Date. Within ten (10) days after entry of a Final Order with respect to its final fee application, each Professional shall remit any overpayment to the Liquidating Trustee or the Liquidating Trustee shall pay any outstanding amounts owed to the Professional.

            2.5 PRIORITY TAX CLAIMS. With respect to each Allowed Priority Tax Claim, at the sole option of the Debtors, the holder of an Allowed Priority Tax Claim shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim, (a) in accordance with Bankruptcy Code section 1129(a)(9)(C), equal Cash payments made on the Effective Date or as soon as practicable thereafter and on the last Business Day of every three (3) month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance, compounded annually from the Effective Date, calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date; (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Debtors on or prior to the date ninety (90) days after the Effective Date, provided such treatment is on more favorable terms to the Debtors, as the case may be, than the treatment set forth in subsection (a) hereof; or (c) payment in full, in Cash to all holders of Allowed Priority Tax Claims that have not agreed to less favorable terms.

            2.6 DEADLINE FOR FILING ADMINISTRATIVE CLAIMS.

                  2.6.1 ADMINISTRATIVE CLAIMS OTHER THAN TAX CLAIMS. Other than with respect to (i) Administrative Claims for which the Bankruptcy Court previously has established a Bar Date, and (ii) Tax Claims addressed in Section
2.6.2 below, any and all requests for payment or proofs of Administrative Claims, including Claims of all Professionals or other Entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date (including any compensation requested by any Professional or any other Entity for making a substantial contribution in the Chapter 11 Cases), must be Filed and served on the Liquidating Trustee and its counsel no later than the Administrative Claims Bar Date. Objections to any such Administrative Claims must be Filed and served on the claimant no later than thirty (30) days after the Administrative Claims Bar Date. The Liquidating Trustee shall use reasonable efforts to promptly and diligently pursue resolution of any and all disputed Administrative Claims.

            Holders of Administrative Claims, including all Professionals or other Entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date (including any compensation requested by any Professional or any other Entity for making a substantial contribution in the Chapter 11 Cases), that are required to File a request for payment or proof of such Claims and that do not File such requests or proofs of Claim on or before the Administrative Claims Bar Date shall be forever barred from asserting such Claims against the any of the Debtors, their Estates, the Liquidating Trust, the Liquidating Trustee, any other Person or Entity, or any of their respective property.

                  2.6.2 TAX CLAIMS. All requests for payment of Claims by a Governmental Unit (as defined in Bankruptcy Code section 101(27)) for Taxes (and for interest and/or penalties or other amounts related to such Taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, and for which no Bar Date has otherwise been previously established, must be Filed on or before the later of: (a) sixty (60) days following the Effective Date; or (b) to the extent applicable, ninety (90) days following the filing of a tax return for such Taxes (if such Taxes are assessed based on a tax return) for such tax year or period with the applicable governmental unit. Any holder of a Claim for Taxes that is required to File a request for payment of such Taxes and other amounts due related to such Taxes and which does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Claim against any of the Debtors or any non-Debtor member of the Debtors' consolidated tax group, the Estates, the Liquidating Trust, the Liquidating Trustee or any other Entity, or their respective property, whether any such Claim is deemed to arise prior to, on, or subsequent to the Effective Date, and shall receive no distribution under the Plan or otherwise on account of such Claim.

                                    ARTICLE 3
         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

A. GENERAL. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of the Classes of Claims and Interests in the Debtors. A Claim or Interest is placed in a particular Class only to the extent that such Claim or Interest falls within the description of that Class. A Claim or Interest is also placed in a particular Class for purposes of receiving a distribution under the Plan, but only to the extent such Claim or Interest is an Allowed Claim or Interest and has not been paid, released, or otherwise settled prior to the Effective Date. Except as otherwise expressly set forth in this Plan, a Claim or Interest which is not an Allowed Claim or Allowed Interest shall not receive any payments, rights or distributions under this Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims of the kinds specified in section 507(a)(1) and Priority Tax Claims of the kinds specified in section 507(a)(8) of the Bankruptcy Code have not been classified and are treated as set forth in Article 2 above.

B. CLASSIFICATION. As stated above, the Plan is premised on the substantive consolidation of the Debtors with respect to the voting and treatment of all Claims and Interests other than Class 2 Claims, as provided below. The Plan does not contemplate substantive consolidation of the Debtors with respect to the treatment of Class 2 Claims. The following summary is for the convenience of all interested parties and is superseded for all purposes by the classification, description and treatment of Claims and Interests in Articles 4 and 5 of the Plan.

            3.1 CLASS 1: OTHER PRIORITY CLAIMS. Class 1 consists of all Other Priority Claims.

            3.2 CLASS 2: GENERAL SECURED CLAIMS. Class 2 consists of all General Secured Claims, including Possessory Lienholder Claims.

            3.3 CLASS 3: GENERAL UNSECURED CLAIMS. Class 3 consists of all General Unsecured Claims.

            3.4 CLASS 4: SUBORDINATED UNSECURED CLAIMS. Class 4 consists of all Subordinated Unsecured Claims.

            3.5 CLASS 5: NOTEHOLDER SECURITIES CLAIMS. Class 5 consists of all Noteholder Securities Claims.

            3.6 CLASS 6: INTERCOMPANY CLAIMS. Class 6 consists of all Intercompany Claims.

            3.7 CLASS 7A: INTERESTS. Class 7A consists of all Interests.

            3.8 CLASS 7B: INTERESTS SECURITIES CLAIMS. Class 7B consists of all Interests Securities Claims.

                                    ARTICLE 4
         IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND
                            NOT IMPAIRED BY THE PLAN

            4.1 UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS. Class 1 Other Priority Claims and Class 2 General Secured Claims are not Impaired by the Plan.

            4.2 IMPAIRED CLASSES OF CLAIMS AND INTERESTS. Class 3 General Unsecured Claims, Class 4 Subordinated Unsecured Claims, Class 5 Noteholder Securities Claims, Class 6 Intercompany Claims, Class 7A Interests and Class 7B Interests Securities Claims are Impaired by the Plan.

                                    ARTICLE 5
              PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS

            5.1 CLASS 1 (OTHER PRIORITY CLAIMS). On the Effective Date, or as soon thereafter as is reasonably practicable, each Allowed Other Priority Claim shall receive, in full satisfaction, settlement and release of and in exchange for such Allowed Other Priority Claim, (a) Cash equal to the amount of such Allowed Other Priority Claim, or (b) such other treatment as to which the Debtors and the holder of such Allowed Other Priority Claim have agreed upon in writing.

            5.2 CLASS 2 (GENERAL SECURED CLAIMS). On the Effective Date, the Allowed General Secured Claims, including, without limitation, the Allowed U.S. Bank Secured Claim, and the Liens and security interests on the Debtors' Assets securing such Allowed General Secured Claims (except for any Liens or security interests on the Unencumbered Cash, the Initial Litigation Funding Amount or any amounts properly deposited in the Litigation Fund) shall be assumed by the Liquidating Trust, and the Debtors and their Estates shall have no further liability therefor; provided, however, that any Deficiency Claims shall not constitute Class 2 General Secured Claims and shall be treated as Class 3 General Unsecured Claims hereunder.

            5.3 CLASS 3 (GENERAL UNSECURED CLAIMS). After (a) satisfaction in full or satisfaction in accordance with this Plan of all Allowed Administrative Claims, Professional Claims and Allowed Priority Tax Claims as provided in
Article 2 of the Plan, and (b) the treatment provided in the Plan for DIP Facility Claims and Allowed Claims in Classes 1 and 2, all remaining Available Cash (if any) shall be allocated Pro Rata among holders of Allowed Senior Debt Claims, Allowed Subordinated Unsecured Claims and Allowed Other Unsecured

Claims, including, without limitation, the Allowed U.S. Bank Unsecured Claim, subject to the redistribution provisions of Section 5.4 hereof. Each holder of an Allowed General Unsecured Claim, shall receive, in full satisfaction, settlement and release of and in exchange for its Allowed General Unsecured Claim, periodic distributions from the Liquidating Trust of its share of Available Cash allocable on account of its Allowed General Unsecured Claim, shared Pro Rata with the holders of other Allowed General Unsecured Claims and Allowed Subordinated Unsecured Claims, commencing on the later of (i) the Effective Date, or (ii) the first Subsequent Distribution Date after the date on which such Claim becomes an Allowed General Unsecured Claim.

            5.4 CLASS 4 (SUBORDINATED UNSECURED CLAIMS). After (a) satisfaction in full or satisfaction in accordance with this Plan of all Allowed Administrative Claims, Professional Claims and Allowed Priority Tax Claims as provided in Article 2 of the Plan, and (b) the treatment provided in the Plan for DIP Facility Claims and Allowed Claims in Classes 1 and 2, all remaining Available Cash (if any) shall be allocated Pro Rata among holders of Allowed Senior Debt Claims, Allowed Subordinated Unsecured Claims, and Allowed Other Unsecured Claims, subject to the redistribution provisions of this Section 5.4. Absent such redistribution provisions, each holder of an Allowed Subordinated Unsecured Claim would be entitled to receive, in full satisfaction, settlement, release and discharge of and in exchange for its Allowed Subordinated Unsecured Claim, periodic distributions from the Liquidating Trust of its share of Available Cash allocable on account of its Allowed Subordinated Unsecured Claim, shared Pro Rata with the holders of other Allowed Subordinated Unsecured Claims and Allowed General Unsecured Claims, commencing on the later of (i) the Effective Date or (ii) the First Subsequent Distribution Date after the date on which such Claim becomes an Allowed Unsecured Claim. In accordance with the terms of the 7-1/2% Subordinated Notes Purchase Agreement and the 9-1/8% Subordinated Notes Exchange Agreement, however, all distributions otherwise payable to the holders of Allowed Subordinated Unsecured Claims hereunder shall be distributed Pro Rata among the holders of Allowed Senior Debt Claims, until the Allowed Senior Debt Claims are paid in full from the distributions made pursuant to Section 5.3 and this
Section 5.4. Thereafter, holders of Allowed Subordinated Unsecured Claims shall receive the treatment described in the second sentence of this Section 5.4.

            5.5 CLASS 5 (NOTEHOLDER SECURITIES CLAIMS). Holders of Noteholder Securities Claims will not receive any distribution under the Plan on account of their Claims and, on the Effective Date, the Noteholder Securities Claims will be cancelled.

            5.6 CLASS 6 (INTERCOMPANY CLAIMS). As a result of substantive consolidation of the Debtors for distribution purposes under the Plan as provided in Section 7.1 hereof, holders of Intercompany Claims will not receive any distribution of property under the Plan on account of their Intercompany Claims and, on the Effective Date, the Intercompany Claims will be cancelled.

            5.7 CLASS 7A (INTERESTS). Holders of Interests will not receive any distribution of property under the Plan on account of their Interests and, on the Effective Date, the Interests will be cancelled.

            5.8 CLASS 7B (INTERESTS SECURITIES CLAIMS). Holders of Interests Securities Claims will not receive any distribution of property under the Plan on account of their Claims and, on the Effective Date, the Interest Securities Claims will be cancelled.

                                   ARTICLE 6
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            6.1 ASSUMPTION; ASSIGNMENT. As of the Effective Date, the Debtors shall assume or assume and assign, as applicable, pursuant to Bankruptcy Code section 365, each of the executory contracts and unexpired leases of the Debtors that are identified in Exhibit 4 hereto that have not expired under their own terms prior to the Effective Date. The Debtors reserve the right to amend such Exhibit not later than ten (10) days prior to the Confirmation Hearing either to: (a) delete any executory contract or lease listed therein and provide for its rejection pursuant to Section 6.4 hereof; or (b) add any executory contract or lease to such Exhibit, thus providing for its assumption or assumption and assignment, as applicable, pursuant to this Section. The Debtors shall provide notice of any such amendment of such Exhibit to the parties to the executory contract or lease affected thereby and counsel for the Creditors' Committee not later than ten (10) days prior to the Confirmation Hearing. The Confirmation Order shall constitute an order of the Bankruptcy Court pursuant to Bankruptcy Code section 365 approving all such assumptions or assumptions and assignments, as applicable, described in this
Section 6.1, as of the Effective Date.

            6.2 CURE PAYMENTS; ASSURANCE OF PERFORMANCE. Any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied, pursuant to Bankruptcy Code section 365(b)(1), in either of the following ways: (a) by payment of the default amount in Cash, in full on the Effective Date; or (b) by payment of the default amount on such other terms as may be agreed to by the Debtors and the non-Debtor parties to such executory contract or lease. In the event of a dispute regarding (i) the amount or timing of any cure payments, (ii) the ability of the Debtors, the Liquidating Trustee, or an assignee thereof to provide adequate assurance of future performance under the contract or lease to be assumed or assumed and assigned, as applicable, or
(iii) any other matter pertaining to assumption or assumption and assignment of the contract or lease to be assumed, the Debtors or the Liquidating Trust shall pay all required cure amounts promptly following the entry of a Final Order resolving the dispute.

            6.3 OBJECTIONS TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. To the extent that any party to an executory contract or unexpired lease identified for assumption asserts arrearages or damages pursuant to Bankruptcy Code section 365(b)(1), or has any other objection with respect to any proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, all such arrearages, damages and objections must be Filed and served:
(a) as to any contracts or leases identified in Exhibit 4 hereto that is mailed to any party to any such contract or lease along with all other solicitation materials accompanying the Plan, within the same deadline and in the same manner established for the Filing and service of objections to Confirmation of the Plan; and (b) as to any contracts or leases identified in any subsequent amendments to Exhibit 4 hereto that is mailed to any party to any such contract or lease not later than ten (10) days prior to the Confirmation Hearing, in such a manner as to be received by the Bankruptcy Court and the Debtors, the proposed Liquidating Trustee and counsel thereto, as the case may be, if applicable, no later than the earlier of (i) twenty (20) days after such subsequent amendment is served and (ii) one (1) day prior to the Confirmation Hearing.

                  Failure to assert such arrearages, damages or objections in the manner described above shall constitute consent to the proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, including an acknowledgement that the proposed assumption and/or assignment provides adequate assurance of future performance and that the amount identified for "cure" in Exhibit 4 hereto is the amount necessary to cover any and all outstanding defaults under the executory contract or unexpired lease to be assumed, as well as an acknowledgement and agreement that no other defaults exist under such contract or lease.

                  If any assumption of an executory contract or unexpired lease proposed herein for any reason is not approved by the Bankruptcy Court, then the Debtors shall be entitled, in their sole discretion, upon written notice to the applicable non-Debtor party to such executory contract or unexpired lease, to deem such executory contract or unexpired lease to have been rejected pursuant to the provisions of Section 6.4 below.

            6.4 REJECTION. Except for those executory contracts and unexpired leases that are (a) assumed pursuant to this Plan, (b) the subject of previous orders of the Bankruptcy Court providing for their assumption or rejection pursuant to Bankruptcy Code section 365, or (c) the subject of a pending motion before the Bankruptcy Court with respect to the assumption or assumption and assignment of such executory contracts and unexpired leases, as of the Effective Date, all executory contracts and unexpired leases of the Debtors shall be rejected pursuant to section 365 of Bankruptcy Code; provided, however, that neither the inclusion by the Debtors of a contract or lease on Exhibit 4 nor anything contained in this Article 6 shall constitute an admission by any Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns, including, but not limited to, the Liquidating Trust, has any liability thereunder. To the extent any loan agreement or lease agreement pursuant to which any Debtor is lender or lessor is deemed to be an executory contract or unexpired lease within the meaning of 365 of the Bankruptcy Code, rejection of such loan agreement or lease agreement shall not, by itself, eliminate the borrower's or lessee's obligations thereunder or cause any Debtor's Liens, security interests or ownership rights to be released or extinguished. For the avoidance of doubt, the DIP Credit Agreement and Amended DIP Credit Agreement are not, and shall not be deemed to be, executory contracts.

            6.5 APPROVAL OF REJECTION; REJECTION DAMAGES CLAIMS BAR DATE. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving the rejection of executory contracts and unexpired leases under Section 6.4 above pursuant to Bankruptcy Code section 365 as of the Effective Date. Any Claim for damages arising from any such rejection must be Filed within thirty
(30) days after the mailing of notice of the entry of the Confirmation Order, or such Claim shall be forever barred, shall not be enforceable against the Debtors, their Estates, the Liquidating Trust, the Liquidating Trustee, or any of their respective properties and shall receive no distribution under the Plan or otherwise on account of such Claim.

                                    ARTICLE 7
               MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

            7.1 SUBSTANTIVE CONSOLIDATION OF CLAIMS AGAINST DEBTORS FOR PLAN PURPOSES ONLY. The Plan is premised on the substantive consolidation of all of the Debtors with respect to the treatment of all Claims and Interests except for the General Secured Claims in Class 2, as provided below. The Plan does not contemplate substantive consolidation of the Debtors with respect to the Class 2 Claims, which shall be deemed to apply separately with respect to the Plan proposed by each Debtor. This Plan shall serve as a request by the Debtors, in lieu of a separate motion, to the Bankruptcy Court, that it grant substantive consolidation with respect to the treatment of all Claims and Interests other than Class 2 Claims as follows: on the Effective Date,

(a) all Class 6 Intercompany Claims will be eliminated; (b) all Assets and liabilities of the Debtors will be merged or treated as though they were merged (except to the extent they secure any Allowed General Secured Claim); (c) all guarantees of the Debtors of the obligations of any other Debtor and any joint or several liability of any of the Debtors shall be eliminated; and (d) each and every Claim or Interest (except for General Secured Claims) against any Debtor shall be deemed Filed against the consolidated Debtors and all Claims (except for General Secured Claims) Filed against more than one Debtor for the same liability shall be deemed one Claim against any obligation of the consolidated Debtors.

            7.2 THE LIQUIDATING TRUST.

                  7.2.1 Establishment of the Liquidating Trust. On the Effective Date, the Debtors, on their own behalf and on behalf of the Beneficiaries, shall execute the Liquidating Trust Agreement and take all steps necessary to establish the Liquidating Trust.

                  7.2.2 Purpose of Liquidating Trust. The Liquidating Trust is being established for the sole purpose of liquidating the Debtors' Assets and distributing the proceeds thereof to certain holders of Allowed Claims, as identified in and prescribed by this Plan. The Liquidating Trust shall not continue or engage in any trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. Unless otherwise required by law, it is intended that all parties shall treat the Liquidating Trust as a liquidating trust for all federal income tax purposes.

                  7.2.3 Contribution of Assets to the Liquidating Trust. On the Effective Date of the Plan, each of the Debtors shall transfer all of their respective Assets to the Beneficiaries of the Liquidating Trust, who shall contribute such Assets to the Liquidating Trust pursuant to the Liquidating Trust Agreement. Except as set forth below, all Assets shall be transferred and contributed free and clear of all Liens, Claims, interests and encumbrances. All of the Assets transferred to the Beneficiaries and contributed to the Liquidating Trust other than the Unencumbered Cash shall be transferred subject to the DIP Facility Claims, the DIP Liens and the Carve Out (as defined in the Amended DIP Credit Agreement). Any Asset, other than the Unencumbered Cash, the Initial Litigation Funding Amount or any amounts properly deposited in the Litigation Fund, upon which any holder of an Allowed General Secured Claim has a perfected General Secured Claim Lien shall be transferred to the Beneficiaries and contributed to the Trust Estate subject to such General Secured Claim Lien. Title to all Assets contributed to the Liquidating Trust shall vest in the Liquidating Trust on the Effective Date following the transfer.

                  7.2.4 Claims Against the Liquidating Trust. On the Effective Date, the Liquidating Trust shall assume the obligations of the Debtors with respect to the DIP Facility Claims and the Allowed General Secured Claims. In furtherance of these obligations, the DIP Lenders, DIP Agents and holders of General Secured Claims shall be bound to the provisions of the Liquidating Trust Agreement and this Plan affecting such Claims and Liens, and shall have the right to enforce their rights under the Liquidating Trust Agreement as if they were a party thereto.

                  7.2.5 Retention of Asset Manager. On the Effective Date, the Liquidating Trust shall enter into the Asset Management Agreement for the purpose of retaining an asset manager and servicer to oversee the liquidation of the Sale Assets.

                  7.2.6 Unencumbered Cash and Initial Litigation Funding Amount. After receipt of the Section 2.4 Professional Payments by the Professionals, on the Effective Date, the DIP Lenders shall lend the Unencumbered Cash and the Initial Litigation Funding Amount to the Debtors pursuant to the Amended DIP Credit Agreement. The Unencumbered Cash and Initial Litigation Funding Amount shall be deemed transferred by the Debtors to the Beneficiaries of the Liquidating Trust and contributed by the Beneficiaries to the Liquidating Trust on the Effective Date. Immediately upon receipt, the Liquidating Trustee shall deposit the Unencumbered Cash in an unencumbered segregated deposit account owned by the Liquidating Trust and shall deposit the Initial Litigation Funding Amount in a segregated deposit account owned by the Liquidating Trust.

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

                  7.2.7 Creditor Financial Reporting Claims. In consideration for their receipt of Beneficial Interests in the Liquidating Trust, those Beneficiaries who so elect on their ballot for accepting or rejecting the Plan shall be deemed to have transferred to the Liquidating Trust any and all claims and causes of action such Beneficiaries may have against any Person (other than parties or entities that have been released under the Plan) in connection with, or in any way related to, (i) the adequacy or completeness of the Debtors' prepetition financial reporting or (ii) the waste, dissipation or transfer of assets of the Debtors, in each case only to the extent not released pursuant to
Section 11.3 hereof (collectively, the "Creditor Financial Reporting Claims"). Upon the transfer of the Creditor Financial Reporting Claims, the Liquidating Trustee shall succeed to all of the assigning Beneficiaries' right, title and interest in such Creditor Financial Reporting Claims and such Beneficiaries will have no further interest in or with respect to the Creditor Financial Reporting Claims.

                  7.3 CONTINUATION OF AUTOMATIC STAY. In furtherance of the implementation of the Plan, except as otherwise provided herein, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect and apply to all Beneficiaries and creditors holding claims against the Debtors, the Estates, the Assets, the Liquidating Trustee, the Liquidating Trust and the Trust Assets until the Final Distribution Date.

                  7.4 AMENDED DIP CREDIT AGREEMENT AND DIP FACILITY CLAIMS:
Effective immediately after receipt of the Section 2.4 Professional Payments by the Professionals, on the Effective Date, in accordance with Section 2.1 hereof, the Amended DIP Credit Agreement shall be executed by the Debtors, and the Liquidating Trust shall assume the DIP Facility Claims and the Amended DIP Credit Agreement and the Debtors' rights and obligations thereunder. The DIP Liens shall continue and be valid Liens that secure DIP Facility Claims and attach to the assets of the Liquidating Trust (except the Unencumbered Cash), subject to the Carve Out described in the Amended DIP Credit Agreement, and the Debtors and Liquidating Trustee shall take all steps requested by the DIP Agents to ensure perfection of such Liens, including without limitation the filing of UCC financing statements in support of such Liens. In the event of an Event of Default or Triggering Event of Default (both as defined in the Amended DIP Credit Agreement) under the Amended DIP Credit Agreement, the DIP Agents and DIP Lenders shall have the right to take any steps and exercise any remedies against the Liquidating Trustee, the Liquidating Trust and the Trust Assets to the extent provided for under the Amended DIP Credit Agreement, the Plan, the Amended DIP Facility Order and the Confirmation Order.

            7.5 CREATION OF SUBSIDIARY; TRANSFER OF EQUITY AND MEMBERSHIP INTERESTS. On or prior to the Effective Date, DVI, Inc. shall create a direct or indirect wholly owned Delaware corporation subsidiary (the "Equityholding Subsidiary"). On the Effective Date, prior to the transfer of the Assets by the Debtors to the Liquidating Trust, all of the equity interests of the Debtors in DVI International, Inc., DVI Investment, Inc., DVI Mortgage Funding, Inc., DVI Realty Company, Healthcare Technology Solutions, Inc., DVI Receivables V LLC, DVI Receivables VI LLC, DVI Receivables Corp. VII, DVI Receivables VII LLC, DVI Receivables Corp. VIII, DVI Receivables Corp. IX, DVI Receivables Corp. X, DVI Receivables Corp. XI, DVI Receivables Corp. XII, DVI Receivables Corp. XIV, DVI Receivables Corp. XV, DVI Receivables Corp. XVI, DVI Receivables Corp. XVII, DVI Receivables Corp. XVIII, DVI Receivables Corp. XIX, DVI Funding Corporation, DVI Texas, Inc., DVI Arizona, Inc., DVI Georgia - Macon, Inc., DVI Georgia - Newnan, Inc., DVI Georgia - Athens, Inc., DVI New York, DVI Business Credit Receivable Corp., DVI Business Credit Receivable Corp. II, DVI Business Credit Receivable Corp. III, MSF Holding Ltd. and Medical Equipment Credit Pte Ltd shall be transferred by the Debtors to the Equityholding Subsidiary (subject to the DIP Facility Claims, the DIP Liens and General Secured Claim Liens); provided, however, that such transfer shall be conditioned upon the Debtors having the Equityholding Subsidiary execute an Accession Agreement in a form and substance satisfactory to the DIP Lenders prior to such transfer. The equity interests of the Equityholding Subsidiary shall be transferred to the Liquidating Trust, and the Liquidating Trustee (or his duly appointed successor) shall exercise his powers as the sole shareholder of the Equityholding Subsidiary to appoint himself as the sole officer and director of the Equityholding Subsidiary.

            7.6 CANCELLATION OF 9-7/8% SENIOR NOTES. On the Effective Date, except as otherwise specifically provided for in the Plan, (i) the 9-7/8% Senior Notes Indenture and the 9-7/8% Senior Notes shall be cancelled and (ii) the obligations and Claims against the Debtors arising under, evidenced by, or relating to any agreements, indentures, certificates of designation, bylaws, certificates or articles of incorporation, or similar documents governing the 9-7/8% Senior Notes and the 9-7/8% Senior Notes Indenture shall be released and discharged. Notwithstanding the foregoing, the obligations and duties of the Indenture Trustee arising under the 9-7/8% Senior Notes Indenture shall continue in effect solely for the purposes of (A) permitting the Indenture Trustee to make the distributions to be made on account of 9-7/8% Senior Notes Claims as provided for in the Plan and (B) maintaining any rights or Liens the Indenture Trustee may have against the holders of the 9-7/8% Senior Notes for fees, costs, or expenses under the 9-7/8% Senior Notes Indenture. Upon the cancellation, the Indenture Trustee, its agents, attorneys and employees will be released from all obligations, claims or liabilities (other than the right to enforce the Debtors' and the Liquidating Trustee's obligations under this Plan, and the contracts, instruments, releases, agreements and documents delivered under this Plan) that are based in whole or in part on any act or omission, transaction, event or other occurrence in connection with the 9-7/8% Senior Notes Indenture taking place on or prior to the Effective Date.

            7.7 CANCELLATION OF 7-1/2% SUBORDINATED NOTES. From and after the Effective Date, the 7-1/2% Subordinated Notes shall continue in effect for the sole purpose of allowing distributions under the Plan. Except as otherwise provided above or elsewhere in the Plan, on the Effective Date, the 7-1/2% Subordinated Notes shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under the 7-1/2% Subordinated Notes Purchase Agreement shall cease.

            7.8 CANCELLATION OF 9-1/8% SUBORDINATED NOTES. From and after the Effective Date, the 9-1/8% Subordinated Notes shall continue in effect for the sole purpose of allowing distributions under the Plan. Except as otherwise provided above or elsewhere in the Plan, on the Effective Date, the 9-1/8% Subordinated Notes shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under the 9-1/8% Subordinated Notes Exchange Agreement shall cease.

            7.9 POST-CONFIRMATION OPERATIONS. Following Confirmation and prior to the occurrence of the Effective Date, the then-current officers and directors of each of the Debtors shall continue in their respective capacities and the Debtors shall execute such documents and take such other action as is necessary to effectuate the transactions provided for in this Plan. On and after the Effective Date, all such officers and directors shall be deemed to have resigned.

            7.10 POST-CONFIRMATION FUNDING OF PLAN. Payment of Allowed Administrative Claims, Statutory Fees, Priority Tax Claims, and Class 1 Claims shall be funded from (a) the Unencumbered Cash until exhausted and, thereafter, from (b) funds added to Available Cash after the Effective Date from, among other things, the liquidation of the Sale Assets and the prosecution and enforcement of the Litigation Claims by the Liquidating Trust and (c) the release of any funds held in reserve by the Liquidating Trust to the extent permitted by the Liquidating Trust Agreement. The remainder of this Plan shall be funded from (x) funds added to Available Cash after the Effective Date from, among other things, the liquidation of the Sale Assets and the prosecution and enforcement of the Litigation Claims by the Liquidating Trust and (y) the release of any funds held in reserve by the Liquidating Trust to the extent permitted by the Liquidating Trust Agreement.

            7.11 POST-EFFECTIVE DATE FUNDING OF OPERATIONS. The Liquidating Trust shall utilize the Initial Litigation Funding Amount, the Litigation Fund Payments and Gross Litigation Proceeds in accordance with the Liquidating Trust Agreement and the Amended DIP Credit Agreement, to fund the pursuit and liquidation of the Litigation Claims. The Liquidating Trustee may utilize up to $180,000 per year from the Litigation Fund, and up to $250,000 of Unencumbered Cash (to the extent such Cash remains following the payment in full of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims), to object to Claims and administer the Liquidating Trust. Pursuant to the Liquidating Trust Agreement and the Asset Management Agreement, the Asset Manager shall liquidate the Assets other than the Litigation Claims and shall be paid from the proceeds of the liquidation of such Assets and the Litigation Claims. As Creditor Cash becomes available under the Liquidating Trust Agreement, the Liquidating Trust may set aside such portion of the Creditor Cash as the Liquidating Trustee deems reasonably appropriate in the Trust Administration Fund to fund objections to Claims and the administration of the Liquidating Trust.

            7.12 DISSOLUTION OF THE COMPANY. As soon as practicable after the Effective Date, each of the Debtors will be dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith, provided, however, that pursuant to section 1124(b) of the Bankruptcy Code, the Liquidating Trustee shall be authorized to file each Debtor's final tax returns, and shall be authorized to file and shall file with the official public office for keeping corporate records in each Debtor's state of incorporation a certificate of dissolution or equivalent document. Such a certificate of dissolution may be executed by the Liquidating Trustee without need for any action or approval by the shareholders or Board of Directors of any Debtor. From and after the Effective Date, the Debtors (i) for all purposes shall be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum or take any other action, in order to effectuate such withdrawal, (ii) shall be deemed to have cancelled pursuant to this Plan all Interests and all Intercompany Claims, and
(iii) shall not be liable in any manner to any taxing authority for franchise, business, license or similar taxes accruing on or after the Effective Date.

            7.13 CLOSING OF THE CHAPTER 11 CASES. Notwithstanding anything to the contrary in the Bankruptcy Rules providing for earlier closure of the Chapter 11 Cases, when all Assets contributed to the Liquidating Trust have been liquidated and converted into Cash (other than those Assets abandoned by the Liquidating Trust), and such Cash has been distributed in accordance with the Liquidating Trust Agreement and this Plan, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

            7.14 POST-EFFECTIVE DATE LITIGATION CLAIM SETTLEMENTS AND ASSET SALES. Except as otherwise set forth in this Plan, the Confirmation Order, the Liquidating Trust Agreement or the Asset Management Agreement, on and after the Effective Date, (a) neither the Liquidating Trustee nor the Asset Manager shall be required to obtain approval of the Bankruptcy Court to settle Litigation Claims or sell Assets owned by the Liquidating Trust and (b) none of the non-Debtor subsidiaries shall be required to obtain approval of the Bankruptcy Court to sell their assets.

            7.15 POST-EFFECTIVE DATE REPORTING. As promptly as practicable after the making of any distributions that are required under the Plan to be made on the Effective Date, but in any event no later than ten (10) Business Days after the making of such distributions, the Liquidating Trustee shall File with the Bankruptcy Court and serve on the United States Trustee a report setting forth the amounts and timing of all such distributions and the recipients thereof. Thereafter, the Liquidating Trustee shall File with the Bankruptcy Court and serve on the United States Trustee quarterly reports summarizing the cash receipts and disbursements of the Liquidating Trust for the immediately preceding three-month period. Each quarterly report shall also state the Liquidating Trust's cash balances as of the beginning and ending of each such period. Quarterly reports shall be provided no later than the fifteenth (15th) day of each January, April, July and October until all Final Distributions under the Plan have been made.

                                    ARTICLE 8
                           POSTCONFIRMATION LITIGATION

            8.1 TRANSFER AND ENFORCEMENT OF CAUSES IN ACTION. Pursuant to
section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided in this Plan or the Confirmation Order, after transfer of the Assets to the Liquidating Trust pursuant to Section

7.2.3 hereof, the Liquidating Trustee (and to the extent retained by the Liquidating Trust to perform such work, the Asset Manager or any other Person) will have the exclusive right to enforce any and all causes of action against any Entity and rights of the Debtors that arose before or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Entity whatsoever, including but not limited to all avoidance powers granted to the Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to sections 502, 506, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the Bankruptcy Code, including, without limitation, any claim or cause of action that the Bankruptcy Court authorized the Creditors' Committee to pursue on the Debtors' behalf prior to the Effective Date.

            8.2 OBJECTIONS TO CLAIMS. Subject to applicable law, from and after the Effective Date, the Liquidating Trustee shall have the authority to File, settle, compromise, withdraw, arbitrate or litigate to judgment objections to Claims pursuant to applicable procedures established by the Bankruptcy Code, the Bankruptcy Rules, the Liquidating Trust Agreement and this Plan. Objections to any Other Priority Claim, Priority Tax Claim or General Secured Claim must be Filed and served on the claimant no later than the later of (x) sixty (60) days after the date the Claim is Filed or (y) sixty (60) days after the Effective Date or such other date as may be ordered from time to time by the Court. The Debtors or the Liquidating Trustee, as the case may be, shall use reasonable efforts to promptly and diligently pursue resolution of any and all disputed Other Priority Claims, Priority Tax Claims and General Secured Claims. Except with respect to Other Priority Claims, Priority Tax Claims, General Secured Claims, and Administrative Claims, no deadlines by which objections to Claims must be Filed have been established in these Chapter 11 Cases. Promptly after payment in full of the DIP Facility Claims other than Additional Interest (as defined in the Amended DIP Credit Agreement), the Liquidating Trustee shall file a motion with the Bankruptcy Court to establish a deadline for objecting to other Claims.

                                   ARTICLE 9
                                  DISTRIBUTIONS

            9.1 NO DUPLICATE DISTRIBUTIONS. In accordance with Section 7.1 hereof and unless otherwise expressly provided herein, to the extent more than one Debtor is liable for any Claim, such Claim shall be considered a single Claim and entitled only to the payment provided therefor under the applicable provisions of the Plan and the Liquidating Trust Agreement.

            9.2 DISTRIBUTIONS BY THE INDENTURE TRUSTEE. The Indenture Trustee shall be entitled to file an application for payment of the Indenture Trustee's Expenses as an Administrative Claim; provided, however, that nothing contained in this Plan or the Disclosure Statement shall constitute an admission by the Debtors or any other party-in-interest that the Indenture Trustee's Expenses are or should be entitled to treatment, under the Plan or otherwise, as an Administrative Claim. Distributions under this Plan on account of Allowed Claims arising from or out of the 9 7/8% Senior Notes shall be made by the Liquidating Trust to the Indenture Trustee, as appropriate, as disbursing agent for such Allowed Claims, for further distribution to holders of such Allowed Claims. Any such further distributions shall be made by the Indenture Trustee pursuant to the 9 7/8% Senior Notes Indenture and the Plan (i) first, to the Indenture Trustee for the Indenture Trustee's Expenses (to the extent not paid as an Allowed Administrative Claim), to the extent allowed under the 9 7/8% Senior Notes Indenture; and (ii) thereafter, on account of the Allowed Claims arising from or out of the 9 7/8% Senior Notes Indenture, as the case may be.

            9.3 RECORD DATE FOR DISTRIBUTIONS TO THE INDENTURE TRUSTEE. At the close of business on the Distribution Record Date, the transfer records for the 9 7/8% Senior Notes Indenture shall be closed, and there shall be no further changes in the record holders of the 9 7/8% Senior Notes Indenture. The Debtors, the Liquidating Trust, the Liquidating Trustee and the Indenture Trustee shall have no obligation to, and shall not, recognize any transfer of Claims arising from or out of the 9 7/8% Senior Notes Indenture occurring after the Distribution Record

Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

            9.4 DELIVERY OF DISTRIBUTIONS IN GENERAL. Distributions to holders of Allowed Claims shall be made: (a) at the addresses set forth in the proofs of Claim Filed by such holders; (b) at the addresses set forth in any written notices of address change filed with the Bankruptcy Court or delivered to the Liquidating Trustee after the date on which any related proof of Claim was Filed; or (c) at the addresses reflected in the Schedules relating to the applicable Allowed Claim if no proof of Claim has been Filed and the Liquidating Trustee has not received a written notice of a change of address.

            9.5 CASH PAYMENTS. Except as otherwise provided in the Liquidating Trust Agreement or the Confirmation Order, cash payments to be made pursuant to the Plan shall be made by checks drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the Liquidating Trustee.

            9.6 INTEREST ON CLAIMS. Except for interest on the DIP Facility Claims, which shall be paid in accordance with the Amended DIP Credit Agreement or, with respect to other Claims as required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a Final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim. To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for federal income tax purposes to the principal amount of the Allowed Claim first and then, to the extent the consideration exceeds the principal amount of the Allowed Claim, to the portion of such Allowed Claim representing accrued but unpaid interest.

            9.7 NO DE MINIMIS DISTRIBUTIONS. Other than in the Final Distribution, no payment of Cash in an amount of less than $50.00 shall be required to be made on account of any

Allowed Claim. Such undistributed amount may instead be made part of the Available Cash for use in accordance with this Plan and the Liquidating Trust Agreement.

            9.8 FACE AMOUNT. Unless otherwise expressly set forth herein with respect to a specific Claim or Class of Claims, for the purpose of the provisions of this Article, the "Face Amount" of a Disputed Claim means the amount set forth on the proof of Claim unless the Disputed Claim has been estimated for distribution purposes or, in the alternative, if no proof of Claim has been timely Filed or deemed Filed, zero.

            9.9 UNDELIVERABLE DISTRIBUTIONS. If the distribution check to any holder of an Allowed Claim is not cashed within 90 days after issuance by the Debtors or Liquidating Trustee, a stop payment order shall be given with respect to the check and no further distributions shall be made to such holder on account of such Allowed Claim. Such Allowed Claim shall be discharged and the holder of such Allowed Claim shall be forever barred from asserting such Claim against the Liquidating Trust, the Liquidating Trustee, the Debtors, their Estates or their respective property. In such cases, any Cash held for distribution on account of such Claim shall (i) become the property of the Liquidating Trust, (ii) if applicable, be returned by the Indenture Trustee to the Liquidating Trustee, and (iii) be distributed to other Creditors in accordance with the terms of this Plan and the Liquidating Trust Agreement.

            9.10 EFFECTIVE DATE DISTRIBUTIONS. On the Effective Date, or as soon thereafter as practicable, the Liquidating Trust shall distribute to the holders of Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Claims in Class 1 Cash equal to the distributions for each respective Class as set forth in the Plan.

            9.11 SUPPLEMENTAL DISTRIBUTIONS. Unless otherwise provided in the Plan, to the extent there is Available Cash subsequent to the Effective Date, the Liquidating Trustee shall distribute such Available Cash to the Beneficiaries entitled thereto in accordance with Section 5.3 of the Liquidating Trust Agreement.

            9.12 FINAL DISTRIBUTION. The Liquidating Trustee shall make a final distribution in accordance with Section 5.7 of the Liquidating Trust Agreement.

            9.13 DISPUTED CLAIMS RESERVES. The Liquidating Trustee shall establish reserves for Disputed Claims in accordance with the terms of the Liquidating Trust Agreement.

            9.14 COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan and the distributions made in accordance thereto, to the extent applicable, the Debtors and the Liquidating Trust shall comply with all tax withholding and reporting requirements imposed by any governmental unit and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Liquidating Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                                   ARTICLE 10
                              CONDITIONS PRECEDENT

            10.1 CONDITIONS TO CONFIRMATION. The following are each conditions to entry of the Confirmation Order:

                  10.1.1 The Confirmation Order shall be in form and substance satisfactory to the Debtors, the DIP Agents and the Creditors' Committee; and

                  10.1.2 No Triggering Event of Default (as defined in the Amendment No. 1 to the DIP Credit Agreement) shall have occurred.

            10.2 CONDITIONS TO THE EFFECTIVE DATE. The Plan shall not become effective and the Effective Date shall not occur unless and until:

                  10.2.1 The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtors, the DIP Agents and the Creditors' Committee;

                  10.2.2 No stay of the Confirmation Order shall be in effect at the time the other conditions set forth in this Section 10.2 are satisfied, or, if permitted, waived;

                  10.2.3 All documents, instruments and agreements, in form and substance satisfactory to the Debtors, the DIP Agents and the Creditors' Committee, provided for under this Plan or necessary to implement this Plan, including, without limitation, the Liquidating Trust

Agreement, the Asset Management Agreement and the Amended DIP Credit Agreement, shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby;

                  10.2.4 The Section 2.4 Professional Payments have been paid in full in accordance with Section 2.4 of the Plan and the rights of Professionals under the Carve Out (as defined in the DIP Credit Agreement) shall have been released;

                  10.2.5 There shall exist sufficient Unencumbered Cash to pay all estimated Allowed Administrative Claims, and Allowed Other Priority Claims and the first two quarterly payments to holders of Allowed Priority Tax Claims;

                  10.2.6 The Confirmation Order and Amended DIP Facility Order shall have become Final Orders; and

                  10.2.7 No Triggering Event of Default (as defined in the Amendment No. 1 to the DIP Credit Agreement) shall have occurred.

            10.3 TERMINATION OF PLAN FOR FAILURE TO BECOME EFFECTIVE. If the Effective Date shall not have occurred on or prior to the date that is forty-five (45) days after the Confirmation Date, then this Plan shall terminate and be of no further force or effect unless the provisions of this Section 10.3 are waived in writing by the Debtors and the DIP Agents.

            10.4 WAIVER OF CONDITIONS. The Debtors, with the written consent of the DIP Agents, may waive any or all of the conditions set forth in Sections
10.1 and/or 10.2 (other than the conditions set forth in Sections 10.2.1, 10.2.4 and 10.2.5) of this Plan.

            10.5 NOTICE OF EFFECTIVE DATE. On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall file with the Bankruptcy Court "Notice of Effective Date" in a form reasonably acceptable to the Debtors in their sole discretion, which notice shall constitute appropriate and adequate notice that this Plan has become effective, provided, however, that the Debtors shall have no obligation to notify any Person other than counsel to the Creditors' Committee and the DIP Agents of such fact. The Plan shall be deemed to be effective as of 12:01 a.m., prevailing Eastern time, on the Effective Date specified in such filing. A courtesy copy of the Notice of Effective Date may be sent by first class mail, postage prepaid (or at the Company's option, by courier or facsimile) to those Persons who have filed with the Bankruptcy Court requests for notices pursuant to Federal Bankruptcy Rule 2002.

                                   ARTICLE 11
                             EFFECT OF CONFIRMATION

            11.1 JURISDICTION OF COURT. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including among other things, jurisdiction over the subject matters set forth in Article 12 of this Plan.

            11.2 BINDING EFFECT. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against or Interest in the Debtors and their respective successors and assigns, whether or not the Claim or Interest of such holder is Impaired under this Plan and whether or not such holder has accepted the Plan.

            11.3 EXCULPATION. Except as otherwise specifically provided in this Plan, none of the Debtors, the Indenture Trustee, the DIP Agents, the DIP Lenders or the Creditors' Committee (solely with respect to its conduct as a committee and not with respect to the actions of its members as individual creditors), nor any of such parties' respective present members (with respect to members of the Creditors' Committee, solely with respect to each member's conduct in furtherance of its, his, or her duties as a member of the Creditors' Committee, and not with respect to the actions of such members as individual creditors), officers, directors, shareholders, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents or any of such parties' successors and assigns, shall have or incur, and are hereby released from, any Claim, obligation, cause of action or liability to one another or to any holder of a Claim or an Interest, or any other party in interest, or any of their respective officers, directors, shareholders, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers, agents, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the negotiation and pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities (if any) under this Plan.

            Notwithstanding any other provision of this Plan, neither any holder of a Claim or Interest, or other party in interest, nor any of their respective officers, directors, shareholders, members and/or enrollees, employees, representatives, advisors, attorneys, financial advisors, investment bankers, agents or Affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Debtor, the Indenture Trustee, any DIP Agent, DIP Lender or the Creditors' Committee (solely in its capacity as a committee, and not in each particular member's capacity as an individual creditor), or any of such parties' respective present members (with respect to members of the Creditors' Committee, solely with respect to the capacity of each member in furtherance of its, his, or her duties as a member of the Creditors' Committee, and not in each particular member's capacity as an individual creditor), officers, directors, shareholders, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents or such parties' successors and assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the negotiation and pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for such Persons' gross negligence or willful misconduct.

            11.4 INJUNCTIONS. Except as otherwise specifically provided in the Plan or the Confirmation Order, all Entities who have held, hold or may hold claims, rights, causes of action, liabilities or any equity interests based upon any act or omission, transaction or other activity of

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any kind or nature related to the Debtors or the Chapter 11 Cases that occurred prior to the Effective Date, other than as expressly provided in this Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such Entity has voted to accept the Plan, and any successors, assigns or representatives of such Entities shall be precluded and permanently enjoined on and after the Effective Date from (a) the commencement or continuation in any manner of any claim, action or other proceeding of any kind with respect to any Claim, Interest or any other right or claim against the Debtors, or any assets of the Debtors which they possessed or may possess prior to the Effective Date, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim, Interest or any other right or claim against the Debtors, or any assets of the Debtors which such Entities possessed or may possess prior to the Effective Date, (c) the creation, perfection or enforcement of any encumbrance of any kind with respect to any Claim, Interest or any other right or claim against the Debtors or any assets of the Debtors which they possessed or may possess prior to the Effective Date, and (d) the assertion of any Claims that are released hereby.

            11.5 LIMITATION OF LIABILITY. Except as expressly set forth in the Plan, following the Effective Date, none of the Debtors, the Liquidating Trustee, the Indenture Trustee, the DIP Agents, the DIP Lenders, the Creditors' Committee, or any of their respective members, officers, directors, employees, advisors, attorneys, professionals or agents shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the negotiation and pursuit of confirmation of the Plan, the consummation of the Plan or any contract, instrument, release or other agreement or document created in connection with this Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct.

                                   ARTICLE 12
                            RETENTION OF JURISDICTION

            Notwithstanding the entry of the Confirmation Order, the occurrence of the Effective Date and the transfer of the Assets to the Liquidating Trust, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases after the Effective Date to the fullest extent legally permissible, including jurisdiction to, among other things:

            (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of all Claims and Interests;

            (b) Hear and determine any and all causes of action against any Person and rights of the Debtors that arose before or after the Petition Date, including but not limited to the rights and powers of a trustee and debtor-in-possession, against any Person whatsoever, including but not limited to all avoidance powers granted to the Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to sections 502, 506, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the Bankruptcy Code;

            (c) Grant or deny any applications for allowance of compensation for professionals authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

            (d) Resolve any matters relating to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any of the Debtors may be liable, including without limitation the determination of whether such contract is executory for the purposes of section 365 of the Bankruptcy Code, and hear, determine and, if necessary, liquidate any Claims arising therefrom;

            (e) Enter orders approving the Debtors' or the Liquidating Trust's post-Confirmation sale or other disposition of Assets;

            (f) Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and the Liquidating Trust Agreement;

            (g) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving any Debtor that may be pending in the Chapter 11 Cases on the Effective Date;

            (h) Hear and determine matters concerning state, local or federal taxes in accordance with sections 346, 505 or 1146 of the Bankruptcy Code;

            (i) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Liquidating Trust Agreement, the Asset Management Agreement, the Amended DIP Credit Agreement, the Plan, the Amended DIP Facility Order and the Confirmation Order;

            (j) Hear and determine any matters concerning the enforcement of the provisions of Article 11 of this Plan and any other exculpations, limitations of liability or injunctions contemplated by this Plan;

            (k) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Liquidating Trust Agreement, the Asset Management Agreement, the Amended DIP Credit Agreement, the Plan, the Amended DIP Facility Order or the Confirmation Order;

            (l) Permit the Debtors, to the extent authorized pursuant to section 1127 of the Bankruptcy Code, to modify the Plan or any agreement or document created in connection with the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan or any agreement or document created in connection with the Plan;

            (m) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Liquidating Trust Agreement, the Asset Management Agreement, the Amended DIP Credit Agreement, the Plan, the Amended DIP Facility Order or the Confirmation Order;

            (n) Enforce any injunctions entered in connection with or relating to the Plan or the Confirmation Order;

            (o) Enter and enforce such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated, or distributions pursuant to the Liquidating Trust Agreement or the Plan are enjoined or stayed;

            (p) Determine any other matters that may arise in connection with or relating to the Plan or any agreement or the Confirmation Order;

            (q) Enter any orders in aid of prior orders of the Bankruptcy Court; and

            (r) Enter a final decree closing the Chapter 11 Cases.

                                   ARTICLE 13
                       ACCEPTANCE OR REJECTION OF THE PLAN

            13.1 PERSONS ENTITLED TO VOTE. Classes 1 and 2 are not Impaired and pursuant to section 1126(f) of the Bankruptcy Code and are deemed to have accepted the Plan. Votes from holders of Class 1 Claims and Class 2 Claims will not be solicited. Class 3 and Class 4 are Impaired but are expected to receive a distribution under the Plan (in the case of Class 4, however, subject to the redistribution provisions of Section 5.4 of the Plan). Votes from holders of Class 3 Claims and Class 4 Claims will be solicited. Class 5 Claims, Class 6 Claims, Class 7B Claims and Class 7A Interests are Impaired and are not entitled to distributions pursuant to the Plan. Class 5 Claims, Class 6 Claims, Class 7B Claims and Class 7A Interests will be cancelled pursuant to the Plan and holders of such Claims are deemed pursuant to section 1126(g) of the Bankruptcy Code to have rejected the Plan. Votes from holders of Class 5 Claims, Class 6 Claims, Class 7B Claims and Class 7A Interests will not be solicited.

            13.2 ACCEPTANCE BY IMPAIRED CLASSES. An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

            13.3 REQUEST FOR NON-CONSENSUAL CONFIRMATION. Due to the subordination provisions of the 7-1/2% Subordinated Notes Purchase Agreement and the 9-1/8% Subordinated Notes Exchange Agreement, the distribution to Class 4 will be distributed to the holders of the Allowed Senior Debt Claims to the extent provided in Section 5.4 hereof. Class 5, Class 6, Class 7A and Class 7B will receive no distribution on account of their Claims and Interests and are therefore deemed to have rejected the Plan. The Debtors therefore request that the Court confirm the Plan under the cramdown provisions of section 1129(b) of the Bankruptcy Code with respect to Class 5, Class 6, Class 7A and Class 7B and, in the event Class 4 rejects the Plan, with respect to Class 4.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

            14.1 MODIFICATION OF THE PLAN. Subject to the restrictions on Plan modifications set forth in section 1127 of the Bankruptcy Code, and subject to the consent of the DIP Agents, the Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation.

            14.2 REVOCATION OF THE PLAN. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur or if the Plan does not become effective, then the Plan shall be null and void, and nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (b) constitute an admission of any fact or legal conclusion by the Debtors or any other Entity; or
(c) prejudice in any manner the rights of the Debtors in any further proceedings involving the Debtors.

            14.3 GOVERNING LAW. Unless a rule of law or procedure is supplied by
(i) federal law (including the Bankruptcy Code and Bankruptcy Rules), or (ii) an express choice of law provision in any agreement, contract, instrument or document provided for, or executed in connection with, the Plan, the rights and obligations arising under the Plan and any agreements, contracts, documents and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

            14.4 NO ADMISSIONS. If Confirmation or the Effective Date does not occur, nothing contained in the Plan or Disclosure Statement shall be deemed as an admission by the Debtors with respect to any matter set forth herein or therein including, without limitation, liability on any Claim or the propriety of any Claims classification.

            14.5 SEVERABILITY OF PLAN PROVISIONS. If prior to Confirmation any term or provision of the Plan that does not govern the treatment of Claims or Interests is held by the Bankruptcy Court to be invalid, void or unenforceable, at the request of the Debtors and subject to the consent of the DIP Agents, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

            14.6 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

            14.7 EXEMPTION FROM CERTAIN TRANSFER TAXES. Pursuant to section 1146(c) of Bankruptcy Code, the issuance, transfer or exchange of any Security or the making or delivery of any instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax, use tax, sales tax or similar tax. Any sale of any Asset occurring before, after or upon the Effective Date shall be deemed to be in furtherance of this Plan.

            14.8 PRESERVATION OF RIGHTS OF SETOFFS. The Debtors, may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against the holder of such Claims; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder.

            14.9 DEFENSES WITH RESPECT TO UNIMPAIRED CLAIMS. Except as otherwise provided in this Plan, nothing shall affect the rights and legal and equitable defenses of the Debtors with respect to any Unimpaired Claim, including all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

            14.10 NO INJUNCTIVE RELIEF. Except as otherwise provided in the Plan or Confirmation Order, no Claim or Interest shall under any circumstances be entitled to specific performance or other injunctive, equitable, or other prospective relief.

            14.11 SATURDAY, SUNDAY OR LEGAL HOLIDAY. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

            14.12 ENTIRE AGREEMENT. This Plan (together with the Liquidating Trust Agreement, Amended DIP Credit Agreement and Asset Management Agreement) sets forth the entire agreement and undertaking relating to the subject matter hereof and supersedes all prior discussions and documents. The Debtors' Estates shall not be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein.

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

            14.13 DISSOLUTION OF CREDITORS' COMMITTEE. The Creditors' Committee shall be dissolved on the Effective Date without need for a further order of the Bankruptcy Court. On the Effective Date, a Liquidating Trust Committee, comprised of three members appointed by the members of the Creditors' Committee, on behalf of the Beneficiaries, to perform the duties set forth in Section 4.15 of the Liquidating Trust Agreement.

            14.14 NOTICES. Any notice required or permitted to be provided under this Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

         Counsel for the Debtors

                  Latham & Watkins, LLP
                  Suite 5800 Sears Tower
                  233 South Wacker Drive
                  Chicago, Illinois  60606
                  (312) 993-9767 (facsimile)
                  Attn: Josef S. Athanas, Esq.
                        Caroline A. Reckler, Esq.

                        - and -

                  Adelman Lavine Gold and Levin, PC
                  The Citizens Bank Center
                  919 North Market Street, Ste. 710
                  Wilmington, DE  19801-1292
                  (302) 654-8217 (facsimile)
                  Attn: Raymond Lemisch, Esq.

Counsel for the Official Committee of Unsecured Creditors and the Liquidating Trustee

                  Anderson Kill & Olick, P.C.
                  1251 Avenue of the Americas
                  New York, NY 10020-1182
                  (212) 278-1733 (facsimile)
                  Attn: Michael Venditto, Esq.

         Counsel for the Debtors' post-petition lenders

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, NY  10006
                  (212) 225-3999 (facsimile)
                  Attn: Deborah M. Buell, Esq.

                  -and-

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, NY  10022
                  (212) 593-5955 (facsimile)
                  Attn: Lawrence V. Gelber, Esq.

Dated: October 8, 2004

DVI, Inc.                                    ADELMAN LAVINE GOLD & LEVIN,
                                             a Professional Corporation
By: /s/ Montgomery W. Cornell                Co-Counsel for the Debtors
    -------------------------                The Citizens Bank Center
    Name: Montgomery W. Cornell              919 North Market Street, Ste. 710
    Title: Chief Restructuring Officer       Wilmington, DE  19801-1292
                                             302-654-8200
DVI Financial Services, Inc.
                                             By: /s/ Bradford J. Sandler
By: /s/ Montgomery W. Cornell                    -----------------------
    ------------------------------               Bradord J. Sandler (Id. #4142)
    Name: Montgomery W. Cornell
    Title: Vice President                    LATHAM & WATKINS LLP
                                             Co-Counsel for the Debtors
DVI Business Credit Corporation              233 S. Wacker Drive
                                             Chicago, IL  60614
By: /s/ Montgomery W. Cornell                (312) 876-7700
    Name: Montgomery W. Cornell
     Title:  Vice President                  By: /s/ Josef S. Athanas
                                                 --------------------
                                                 David S. Heller, Esq.
                                                 Josef S. Athanas, Esq.
                                                 Caroline A. Reckler, Esq.

                                   EXHIBIT 1

DVI, Inc., Case No. 03-12656, Tax ID No. 22-2722773

DVI Financial Services, Inc., Case No. 03-12657, Tax ID No. 22-2725339

DVI Business Credit Corporation, Case No. 03-12658, Tax ID No. 33-0486350

                                    EXHIBIT 2

                          Amended DIP Credit Agreement

                                    EXHIBIT 3

                           Liquidating Trust Agreement

                                    EXHIBIT 4

                           Assumed Executory Contracts